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                                                                   EXHIBIT 10.20


                       ENGINE LOAN AND SECURITY AGREEMENT

               This ENGINE LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 8th day of September, 1997 between T-12 INC., a California corporation ("Debtor"), and FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation. In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS

        1.1 Defined Terms. As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

        "Account" as defined in Section 9.1 of this Agreement.

        "Additional Parts" as defined in Section 5.11(e) of this Agreement.

        "Affiliate" means any Person: (1) that, directly or indirectly, controls, is controlled by, or is under common control with, the Debtor;
        (2) that is an employee, officer or partner of, or investor in, the Debtor or of any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Debtor, together with, in each case, their respective relatives (whether by blood or marriage), heirs, executors, administrators, personal representatives, successors, and assigns; and (3) any trust of which any of the foregoing Persons is a settlor, trustee, or beneficiary. For the purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement", "hereof", "hereto", "hereunder", and words of similar import shall mean this Engine Loan and Security Agreement and any and all riders, consents, amendments, supplements or modifications hereto and any exhibits or schedules delivered in connection herewith.

        "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of Rhode Island or California.

        "Casualty Prepayment Percentage" shall mean, on the date of prepayment of the Note pursuant to Section 2.3(a) of this Agreement, the product obtained by multiplying 10% by a fraction, the numerator of which will be the number of Installment Payment Dates with respect to the Note remaining



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        after such date of prepayment (including the Installment Payment Date, if any, on which such prepayment is made) and the denominator of which shall be the total number of Installment Payment Dates with respect to the Note.

        "Closing Date" shall mean the date on which the Loan is made pursuant hereto.

        "Collateral" shall mean, collectively, (i) the Engine, (ii) all now existing and hereafter arising or acquired Records, (iii) the Lease,
        (iv) all now existing and hereafter arising or acquired Lease Receivables; (v) all now existing and hereafter arising or acquired lockbox accounts, escrow accounts, deposit accounts, operating accounts or any other accounts of any kind whatsoever relating to the Lease, the Lease Receivables or the Engine, including, without limitation, the Account (and any and all now existing and hereafter arising or acquired amounts and/or proceeds contained in any such accounts); (vi) all now existing and hereafter arising or acquired "Chattel Paper" as that term is defined in the Uniform Commercial Code (Secured Transactions), as in effect in the State of Rhode Island as of the date hereof, of the Debtor relating to the Lease, the Lease Receivables or the Engine; (vii) all now existing and hereafter arising or acquired guaranties, letters of credit or any undertakings of any kind whatsoever of any Leases or "Chattel Paper" as that term is defined in the Uniform Commercial Code (Secured Transactions), as in effect in the State of Rhode Island as of the date hereof, of the Debtor relating to the Lease, the Lease Receivables or the Engine, and all collateral or security relating thereto; (viii) without limiting the generality of the foregoing in any way whatsoever, all now existing and hereafter arising or acquired property or assets assigned to the Lender pursuant to the terms of the Collateral Assignment and all now existing and hereafter arising or acquired other property or assets of the Debtor subject to the terms of this Agreement; (ix) all now existing and hereafter arising or acquired proceeds and products of any or all of the foregoing contained in subsections (i) through (viii), including, without limitation, cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including property, hazard, liability and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds; and (x) all now existing and hereafter arising or acquired books and records relating to any or all of the above, including, without limitation, all ledger sheets, ledger cards, files, correspondence, books of account, business papers, tapes, cards, computer programs, computer software, computer discs,



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        computer runs, computer data and computer records and any other electronic or computer documents, information or records of any kind whatsoever in the possession or control of the Debtor, any computer service bureau or any other third party of any kind whatsoever.

        "Collateral Assignment" shall mean the Collateral Assignment dated the date of this Agreement and executed by the Debtor in favor of the Lender, which Collateral Assignment shall be in form and substance satisfactory in all respects to the Lender, and also shall include any and all riders, consents, amendments, supplements or modifications thereto and any exhibits or schedules delivered in connection therewith.

        "Commitment" shall mean the obligation of Lender to make the Loan in the aggregate amount specified in Section 2.1 of this Agreement.

        "Competitor" means any Person who is in the business of leasing aircraft jet engines and is also an operating lessor of any such aircraft jet engines; provided, however, that the foregoing shall not include any Person who is in the business of leasing aircraft and also leases any aircraft engines in connection with such aircraft leasing.

        "Cost" shall mean, with respect to the Engine (and all Parts thereof), the respective manufacturer's or supplier's invoiced purchase price therefor (after giving effect to any discount or other reduction) paid by Debtor, which amount shall be set forth in the Schedule.

        "Debtor" as defined in the introductory paragraph to this Agreement.

        "Debtor Additional Parts" as defined in Section 5.11(e) of this Agreement.

        "Designated Lender of a Competitor" shall mean each of the lenders expressly set forth on Exhibit F attached hereto; provided, however, that the number of lenders on Exhibit F hereto shall be expressly limited to no more than three (3) such lenders.

        "Engine" shall mean, collectively (i) the jet aircraft engine described and listed on Exhibit B attached hereto (but without a fuel heat manifold) wherever located and whether or not such aircraft engine shall be installed in or attached to any airframe, (ii) the engine stand described and listed on Exhibit B attached hereto wherever located and whether or not such engine stand shall be installed in or attached to any airframe ("Engine Stand"), (iii) any and all additions, accessions, accessories, alterations, modifications, Parts,



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        repairs and attachments to the Engine or the Engine Stand now existing or hereafter arising or now owned or hereafter acquired, and now existing or hereafter arising or now owned or hereafter acquired all replacements and substitutions for the Engine or the Engine Stand or any Parts or other items or equipment related thereto so long as such Parts or other items or equipment remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Engine, and (iv) and any and all returns or exchanges for the Engine or the Engine Stand or repossessions of the Engine or the Engine Stand, and any proceeds resulting from the sale, lease or other disposition (temporary or otherwise) of the Engine or the Engine Stand, and any bills of sale, warranty agreements or any other purchase agreements or documents of any kind whatsoever related to any or all of the foregoing, and all the proceeds thereof, including, without limitation, insurance proceeds.

        "Event of Default" as defined in Section 7 of this Agreement.

        "Event of Loss" with respect to the Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss, (iii) the requisition for title, confiscation, condemnation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire of such Engine (other than a requisition for hire for a temporary period not exceeding one hundred and eighty (180) days) by or under the order of any governmental body or authority, or a political subdivision thereof (whether civil, military or de facto) or public or local authority (whether foreign or domestic); or (d) the high-jacking, theft or disappearance, resulting in loss of possession by Lessee or Debtor for a period of thirty (30) consecutive days, of such Engine. The date of such Event of Loss shall be the date of destruction, damage, or unfitness for use or the date of such hijacking, theft or disappearance for the stated period, or such requisition for title, confiscation, condemnation, restraint, detention, forfeiture, acquisition, seizure or requisition for hire for the stated period, if applicable.

        "FAA" shall mean the Federal Aviation Administration provided for in the Department of Transportation Act of 1966, as in effect on the date of this Agreement and as modified or amended hereafter, or any successor or substituted governmental authority of the United States of America or a




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        political subdivision thereof at the time having jurisdiction over the
        Engine.

        "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended, and as recodified by Subtitle VII of Title 49 of the United States Code, as amended, and the rules and regulations promulgated thereunder, as in effect on the date of this Agreement, and as modified or amended thereafter or any successor or substituted legislation at the time in effect and applicable.

        "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in the statements of Financial Accounting Standards Board, which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

        "General Terms Agreement" shall mean a certain General Terms Engine Lease Agreement dated May 19, 1997, Contract No. 01 between Debtor (as assignee of the Guarantor) and Lessee and all schedules, documents, addendums, amendments, supplements, modifications, riders, instruments and/or agreements related thereto.

        "Guarantor" shall mean Willis Lease Finance Corporation, a California Corporation.

        "Guaranty" as defined in Section 3(q) of this Agreement, and also shall include any and all riders, consents, amendments, supplements or modifications thereto and any exhibits or schedules delivered in connection therewith.

        "Head Office" shall mean the office of the Lender at 50 Kennedy Plaza, 5th Floor, Providence, Rhode Island 02903.

        "Indebtedness" shall mean all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon an obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect, including Indebtedness in respect of capitalized obligations (as determined by GAAP); (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on



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        property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, any Person, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling any Person to make payment of the Indebtedness held by such owner or otherwise; and (iv) the obligations to reimburse the issuer of any letters of credit.

        "Indemnified Parties" as defined in Section 10.3(b) of this Agreement.

        "Indemnified Liabilities" as defined in Section 10.3(b) of this Agreement.

        "Installment Payment Date" shall mean each date set forth in the Note on which an installment of principal and/or interest is due and payable under the Note.

        "Interest Credit Day" as defined in Section 9.1(b) of this Agreement.

        "Interest Period" shall mean the monthly period commencing on the first day of each calendar month and ending on the last day of such month throughout the term of the Note. The first Interest Period shall commence on October 1, 1997 and each succeeding Interest Period shall commence on the first day of each month thereafter throughout the remaining term of the Note; provided, however, that any Interest Period which would otherwise end (i) after all Maintenance Fees and Security Deposits have been disbursed or released pursuant to the terms of
        Section 9 of this Agreement shall end on the day that all such Maintenance Fees and Security Deposits shall have been disbursed or released as required under said Section 9, and/or (ii) after the maturity date of the Note, shall end on such maturity date.

        "Late Charge Rate" shall mean a rate equal to the lower of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law.

        "Lease" means (i) the Aircraft Engine Lease Agreement dated May 24, 1997 between Debtor (as assignee of the Guarantor) and Lessee (and as more particularly described on Exhibit E attached hereto) and all schedules, documents, addendums, amendments, supplements, modifications, riders, instruments and/or agreements related thereto, (ii) to the extent applicable, the General Terms Agreement, and (iii) any and



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        all subleases, management agreements, interchange agreements, charter agreements or any other agreements of any kind whatsoever relating to the Engine or the Lease.

        "Lease Receivables" means any and all now existing or owned and hereafter arising or acquired rents, payments and other amounts due under or in connection with the Lease (including, without limitation, any sales or use tax, supplemental rent payments, additional rent payments, rental reserves, engine reserves, maintenance reserves, maintenance fees, use fees, security deposits, purchase option payments, renewal payments, early termination payments, residual payments, casualty payments, termination payments, stipulated loss payments, insurance payments, or any other payments, proceeds or amounts of any kind whatsoever due under or in connection with the Lease and all proceeds thereof), proceeds of sale from sale of the equipment leased or financed thereunder or the lease or other disposition (temporary or otherwise) of the same, any and all other amounts due under the same, and all proceeds of the foregoing, including, without limitation, insurance proceeds.

        "Lender" as defined in introductory paragraph to this Agreement.

        "Lessee" shall mean Delta Air Lines, Inc., a Delaware corporation.

        "Lessee Cure Payment" as defined in Section 7 of this Agreement.

        "Lessee Event of Default" shall mean an Event of Default (as such term is defined in Section 19 of the General Terms Agreement) by the Lessee under the Lease.

        "Lessee Notice and Acknowledgment" shall mean the Notice and Acknowledgment of Assignment executed by the Lessee and the Debtor in favor of the Lender and which shall be in form and substance satisfactory in all respects to the Lender, and also shall include any and all riders, consents, amendments, supplements or modifications thereto and any exhibits or schedules delivered in connection therewith.

        "Lessee Payment Default" as defined in Section 7 of this Agreement.

        "LIBOR Rate" shall mean, with respect to each Interest Period, an interest rate equal to the one-month London Interbank Offered Rate (LIBOR) as published in the Money Rates Section of The Wall Street Journal, Eastern Edition, in effect as of the fifteen (15th) day immediately preceding



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        each Interest Credit Day and shall remain in effect for each day during an Interest Period. In the event The Wall Street Journal, Eastern Edition, is not published for four (4) consecutive business days, a comparable publication shall be selected by the Lender in its discretion.

        "Liens" shall mean any liens, mortgages, security agreements, security interests, pledges, title retentions, leases, charges, financing statements or other encumbrances of any kind whatsoever.

        "Loan" shall mean the loan made by Lender pursuant to this Agreement.

        "Maintenance Fees" shall mean all payments or amounts paid by the Lessee which are Use Fees (as such term is defined in the Lease, or, to the extent applicable, the General Terms Agreement) or are otherwise maintenance or engine reserve amounts or payments expressly due by the Lessee under the Lease or the General Terms Agreement.

        "Monthly Rent" shall mean all payments or amounts paid by the Lessee which are Monthly Rent (as such term is defined in the Lease, or, to the extent applicable, the General Terms Agreement) or are otherwise rental amounts or payments expressly due by the Lessee under the Lease or the General Terms Agreement.

        "Note" shall mean the Promissory Note of Debtor evidencing the Loan, as described in Section 2.2 of this Agreement in substantially the form attached hereto as Exhibit A, and any and all extensions and renewals thereof and substitutions and replacements therefor and all riders, amendments, consents and modifications thereto.

        "Obligations" shall mean (i) the aggregate unpaid principal amount of, and accrued interest on, the Note; (ii) all other indebtedness, obligations and liabilities of Debtor, now existing or hereafter incurred under, arising out of, or in connection with this Agreement or the Note; and (iii) any and all other indebtedness, obligations and liabilities of any kind whatsoever of Debtor to Lender, or any successor or assignee of Lender, whether now existing or hereafter incurred or secured or unsecured or absolute or contingent or from time to time reduced and thereafter increased, including, without limitation, any and all loans and advances made by Lender, or any successor or assignee of Lender, prior to, on or after the date of this Agreement to or for the account of Debtor pursuant to any other present or future loan or financing documents or agreements executed by Debtor in favor of Lender, or any successor or assignee of Lender (or by and between Debtor and Lender, or any successor or



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        assignee of Lender), and any and all interest, obligations, liabilities, indemnifications, indebtedness, payments, costs, fees and expenses now or hereafter owing by Debtor to Lender, or any successor or assignee of Lender, in connection therewith.

        "Parts" shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, radio devices, radar devices, accessions, attachments and other equipment of whatever nature (other than the complete Engine), which may from time to time be incorporated or installed in or attached to the Engine or so long as such Parts remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Engine.

        "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof, or any other entity of any kind whatsoever.

        "Pledge Agreement" as defined in Section 3(r) of this Agreement, and also shall include any and all riders, consents, amendments, supplements or modifications thereto and any exhibits or schedules delivered in connection therewith.

        "Pledged Stock" as defined in Section 3(r) of this Agreement.

        "Prepaid Principal Amount" as defined in Section 2.3(a) of this Agreement.

        "Records" shall mean all of Debtor's right, title and interest (if any) in and to any and all logs, manuals, certificates, date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Engine, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Engine or any manufacturer or supplier of the Engine (or any part thereof).

        "Replacement Parts" as defined in Section 5.11(d) of this Agreement.

        "Schedule" shall mean the Schedule to be executed and delivered by Debtor in substantially the form of Exhibit B attached hereto, any and all riders, consents, amendments, supplements or modifications thereto and any exhibits or



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        schedules delivered in connection therewith.

        "SEC" as defined in Section 4.26 of this Agreement.

        "Securities Act" shall mean the Securities Exchange Act of 1934, as amended or modified from time to time.

        "Security Deposits" shall mean all payments or amounts paid by the Lessee which are security deposits under the Lease or, to the extent applicable, the General Terms Agreement.

        "Stock Powers" as defined in Section 3(s) of this Agreement.

        "Subsidiary" shall mean any corporation, association or other business entity more than 50% of the shares of stock of which are entitled to vote in the election of directors (excluding shares so entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly, by the Guarantor.

        "UCC" shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

        1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

        SECTION 2. AMOUNT AND TERMS OF LOAN.

        2.1 Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make a Loan to Debtor in a principal amount of $2,025,000.00. The obligation of Lender to make the Loan hereunder shall terminate on September 9, 1997. Debtor shall give Lender at least three Business Days' prior written notice of the date and amount of the proposed Loan.

        2.2 The Note. The Loan shall be evidenced by a promissory note of Debtor substantially in the form of Exhibit A hereto, with appropriate insertions therein as to amounts and dates. The Note shall (i) be dated the date on which the Loan evidenced thereby is made; (ii) be for the term specified in the Note;
(iii) be stated to mature in nine (9) consecutive monthly installments, which installments will be payable on the dates and in the amounts set forth in such Note; and (iv) bear interest from the date thereof on the unpaid principal amount thereof at the rate per annum of 10.0% until such amount shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise). Whenever any amount due hereunder or under the Note shall not be paid within ten (10) days of the date when due, Debtor shall pay



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as an administrative and late charge an amount equal to five percent (5%) of the amount of any such overdue payment. In addition, Debtor shall pay interest on such delinquent payment from thirty (30) days after the due date until paid in full at the Late Charge Rate.

        2.3    Prepayment.

        (a) In the event that the Engine shall suffer an Event of Loss, Debtor shall pay, within sixty (60) days after the occurrence of such Event of Loss, an amount determined by adding the following: (i) the unpaid principal amount of the Note together with any fees, charges and/or expenses due in connection therewith other than interest (such amount shall be herein referred to as the "Prepaid Principal Amount"), (ii) interest accrued with respect to the Prepaid Principal Amount to the date of prepayment and (iii) an amount equal to (A) the applicable Casualty Prepayment Percentage multiplied by (B) the Prepaid Principal Amount.

        (b) The entire unpaid principal balance of the Note may be prepaid in full (but not in part) upon fifteen (15) days prior written notice to the Lender; provided that any such prepayment shall be made together with (i) all accrued interest and other charges owing or payable under the Note and/or this Agreement, and (ii) a prepayment fee equal to: 3% of the entire unpaid principal balance of the Note together with any accrued interest or any other amounts due or payable in connection with such prepayment (said unpaid principal balance, accrued interest and other amounts due and payable herein collectively referred to as the "Prepayment Amount") if the prepayment is made prior to the first annual anniversary date of the Note, thereafter 2% of the entire Prepayment Amount if the prepayment is made after the first annual anniversary date of the Note, but prior to the second annual anniversary date of the Note, thereafter 1% of the entire Prepayment Amount if the prepayment is made after the second annual anniversary date of the Note, but prior to the third annual anniversary date of the Note, and thereafter 1% of the entire Prepayment Amount if the prepayment is made after the third annual anniversary date of the Note, but prior to the fourth annual anniversary date of the Note, and thereafter, no Prepayment Amount shall apply.

        (c) Upon payment in full of the amounts required in accordance with paragraph (a) or (b) above and so long as no Event of Default has occurred and is continuing, the Collateral shall be released from the security interest of this Agreement.

        (d) Except as provided in paragraph (a) or (b) above or in the Note, the Note may not be prepaid in whole or in part.

        2.4 Use of Proceeds. Debtor shall use the proceeds of the



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Loan only to refinance the Debtor's purchase of the Engine.

        2.5 Increased Costs. If any change in any law, regulation or treaty, or in the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any authority charged with the interpretation or administration thereof, shall in the reasonable determination of the Lender:

        (a) subject the Lender to any tax, levy or other governmental charge with respect to the Loan or its obligation to make or maintain the Loan or change the basis of taxation of payments by the Debtor to the Lender in respect of the Loan (other than any tax on or measured by the overall net income of the Lender); or

        (b) impose, modify or hold applicable any reserve, special deposit or similar requirement against assets of, deposits or other liabilities of or for the account of, or loans or commitments by, the Lender with respect to the Loan (including without limitation any reserves against "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System); or

         (c) impose on the Lender any other condition with respect to the Loan or its obligation to make and maintain the Loan; and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining such Loan or to reduce the amount of any sum received or receivable by the Lender under this Agreement or the Note issued to the Lender, then the Debtor shall pay to the affected Lender on demand from time to time such additional amounts as may be necessary to reimburse the Lender for such increased cost or to compensate the Lender for such reduced amount; provided, however, that upon the Debtor's payment of such increased cost or compensation to the Lender, the Debtor shall have the option to prepay the Note in full at the time of its payment of any such increased cost or compensation with no prepayment penalty at such time only. A certificate, calculating in reasonable detail the amount of such increased cost or reduced amount, shall be submitted to the Debtor by any affected Lender, and shall, absent manifest error, be final, conclusive and binding for all purposes.

        2.6 Capital Adequacy. If any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental agency or authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in



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the Lender's reasaonable determination (which determination shall be conclusive and binding) has the effect of increasing the amount of capital required to be maintained by the Lender or reducing the rate of return on capital as a consequence of its agreement to make, or its making of, the Loan pursuant to this Agreement to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then, upon demand by the Lender, the Debtor shall pay to the Lender, from time to time as specified by the Lender, such additional amounts which shall be sufficient to compensate the Lender for the cost of such additional capital or reduced rate of return; provided, however, that upon the Debtor's payment of such additional amounts or compensation to the Lender, the Debtor shall have the option to prepay the Note in full at the time of its payment of any such additional amounts or compensation with no prepayment penalty at such time only. A certificate calculating in reasonable detail the amount of any such cost or reduced rate of return, submitted to the Debtor by any such affected Lender, shall, absent manifest error, be final, conclusive and binding for all purposes.

        2.7 Illegality. In the event that the Lender shall have reasonably determined that the making or continuation of the Loan is or has become unlawful or interferes with or prevents compliance by the Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law or whether or not failure to comply therewith would be unlawful), the Lender shall promptly give notice to the Debtor of such determination. The Debtor shall, on the next Installment Payment Date after notice of any such determination or earlier if required by law, repay the entire Loan, together with all interest accrued thereon and all other amounts payable hereunder and under the Note with no prepayment penalty at such time only.

        2.8 Funding Losses. If the Debtor fails to fulfill the conditions set forth in Sections 2.5, 2.6, and/or 2.7 of this Agreement by the time specified for their fulfillment or otherwise fails to borrow the Loan after delivering a notice with respect thereto, then the Debtor shall pay the Lender the amount of any losses, costs and expenses reasonably incurred as a consequence thereof, including any loss of margin or expenses incurred in liquidating or re-employing deposits or other funds acquired to make such Loan. A certificate, calculating in reasonable detail the amount of any such losses, costs and expenses, submitted to the Debtor shall, absent manifest error, be final, conclusive and binding for all purposes.

        2.9 Method of Payment. The Debtor shall make each payment due under this Agreement and under the Note to the Lender at its

Head Office or at such other place as the Lender may from time to time designate in writing not later than 2:00 P.M. (Rhode Island time) on the date when due in lawful money of the United States in immediately available funds, without any setoff, rebatement, recoupment, defense, claim or counterclaim of any kind whatsoever, by wire transfer to the Lender at ABA Number: 011500010, Bank: Fleet National Bank, Account Number: 015-5527767, For: Fleet Capital Corporation, Reference Credit: T-12 Inc. - 32442 or to such other bank account or address requested by the Lender. The Debtor hereby authorizes the Lender to charge from time to time (including, without limitation, any time at which any amount is due under this Agreement) any amount due under this Agreement or the Note, including, without limitation, principal, interest, fees and charges, against any account of the Debtor with the Lender (other than any payments or amounts held in the Account which are solely Maintenance Fees or Security Deposits which payments or amounts shall be disbursed pursuant to the terms of Sections 9.1(b), 9.1(c) and/or 10.13 of this Agreement). Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of Rhode Island or California, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest.

        SECTION 3.  CONDITIONS OF BORROWING.

        Lender shall not be required to make the Loan unless on the Closing Date of such Loan:

        (a) Certificates of Incumbency of Debtor. Lender shall have received certificates of incumbency of the Debtor signed by the Secretary or Assistant Secretary of the Debtor, which certificate shall certify the names of the officers of the Debtor authorized to execute any documents hereunder or under any other related documents on behalf of the Debtor, together with specimen signatures of such officers and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of Debtor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

        (b) Resolutions, Organizational Documents of Debtor. Lender shall have received certified copies of all corporate proceedings of the Debtor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of this Agreement, the Note, the Collateral Assignment, the Schedule and the Lessee Notice and Acknowledgment and the transactions contemplated hereby has been duly taken. Lender shall receive copies of the organizational documents of

Debtor certified by the appropriate governmental authorities.

        (c) Opinions of Counsel. Lender shall have received: (i) the written opinion addressed to it of counsel for Debtor substantially in the form of Exhibit D hereto, satisfactory to Lender, as to the matters contained in Section 4, Subsections 4.1 through 4.10, inclusive, and Subsections 4.15 and 4.16, and such other matters incident to the transactions contemplated by this Agreement as Lender may reasonably request; (ii) the written opinion, addressed to it, of Messrs. Daugherty, Fowler and Peregrin, Lender's special FAA counsel, in form and substance satisfactory to Lender and its legal counsel, stating that on the Closing Date, Lender shall have a legal, valid and continuing first priority mortgage on and security interest in the Engine, free and clear of all other Liens of any nature, and that all filings, recordings and other actions necessary or desirable in order to establish, protect and perfect such mortgage and security interest in favor of Lender as a perfected first priority mortgage on and security interest in the Engine, including, without limitation the filing of this Agreement with the FAA shall have been duly effected, and (iii) the written opinion addressed to it of counsel for Guarantor in form and substance satisfactory in all respects to Lender, as to the matters contained in Section 4, Subsections 4.18 through 4.24, inclusive, and such other matters incident to the transactions contemplated by this Agreement as Lender may reasonably request.

        (d) Schedule. Debtor shall have duly executed and delivered to the Lender a Schedule covering the Engine.

        (e) Note. The Note evidencing the Loan shall have been duly executed and delivered to the Lender.

        (f) Collateral Assignment. Debtor shall have duly executed and delivered to the Lender the Collateral Assignment.

        (g) Lessee Notice and Acknowledgment. Lessee, Guarantor and Debtor shall have duly executed and delivered to the Lender the Lessee Notice and Acknowledgment.

        (h) Equipment Delivery. The Engine shall have been duly delivered to and accepted by Debtor, and shall have been delivered to, and fully and duly accepted by, the Lessee under the Lease.

        (i) Invoice and Title. Lender shall have received a copy of the invoice or invoices covering the Engine and a copy of Warranty Bill of Sale conveying the Engine (and any Parts) to Debtor.

        (j) Payment of Engine Cost. Lender shall be satisfied that the Cost of the Engine has been, or concurrently with the making of the Loan will be, fully paid.

        (k) Insurance. Lender shall have received evidence satisfactory to it that the Engine is insured in accordance with the provisions of this Agreement.

        (l) Security Interest. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect Lender's mortgage on and security interest in the Collateral as a valid first and only perfected mortgage and security interest shall have been duly effected, including, without limitation, the filing of this Agreement with the FAA, and the filing of all necessary and appropriate UCC financing statements, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Debtor.

        (m) Representations. (i) The representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of the making of the Loan with the same effect as if made on and as of such date; (ii) no Event of Default, or event which with notice, with lapse of time and/or with any other condition, event or act would constitute an Event of Default, shall be in existence on the date of the making of the Loan or shall occur as a result of the Loan; and (iii) the acceptance by Debtor of the Loan shall constitute a representation by Debtor that the statements contained in clauses (i) and (ii) above are true and correct on the date of such Loan.

        (n) No Material Adverse Change. In the sole judgment of Lender, no material adverse change shall have occurred in the business, operations, or financial condition of Debtor or of the Guarantor from the date of the most recent financial information furnished to Lender by either such party.

        (o) Good Standing Certificates. Lender shall have received certificates of good standing from the states of the Debtor's and Guarantor's incorporation and where the Debtor's and Guarantor's chief executive offices and principal place of business are respectively located.

        (p) Release. A duly executed release of any Lien on the Engine.

        (q) Guaranty. Lender shall have received a Guaranty ("Guaranty") in favor of Lender, duly executed by Guarantor, and in form and substance satisfactory in all respects to Lender, unconditionally guaranteeing, among other things, the payment and performance by Debtor of the Obligations; provided, however, that the Guarantor's personal liability for any payment obligations under the Guaranty shall be limited to 30% of the outstanding indebtedness due or payable under the Note, this Agreement or any other agreement, document or instrument evidencing any other Obligations (plus any and all costs and expenses incurred by the

Lender in enforcing its rights or remedies under the Guaranty) pursuant to the terms of the Guaranty; provided further, however, that in the event the Debtor or the Guarantor fail to maintain the Engine (and any material Part related thereto) pursuant to the terms of this Agreement or the Lease and the Guarantor does not cure any such failure to maintain the Engine within thirty (30) consecutive days after the Guarantor has received notice from the Lender of any such failure to maintain the Engine pursuant to the terms of the Guaranty, the Guarantor shall be liable for 100% of the outstanding indebtedness due or payable under the Note, this Agreement or any other agreement, document or instrument evidencing any Obligations relating solely to the Note or this Agreement (plus any and all costs and expenses incurred by the Lender in enforcing its rights or remedies under the Guaranty) pursuant to the terms of the Guaranty; provided further, however, that nothing contained in the foregoing provisos shall be deemed to limit or impair the enforcement of the Pledged Stock or any other collateral or property described in or covered by the Pledge Agreement or any other property or collateral which may from time to time may be given for security for performance of the Guarantor's obligations under the Guaranty, the Pledge Agreement or otherwise or the payment and performance by the Debtor of the Obligations.

        (r) Pledge Agreement. Lender shall have received a Pledge Agreement ("Pledge Agreement") in favor of Lender, duly executed by Guarantor, and in form and substance satisfactory in all respects to Lender and Lessor's counsel, unconditionally pledging all stock of the Debtor owned or held by the Guarantor, including, without limitation, all stock certificates, options or rights of any kind whatsoever (collectively, the "Pledged Stock") in order to secure the Guarantor's obligations under the Guaranty and the payment and performance by Debtor of the Obligations.

        (s) Stock Certificates and Stock Powers. Lender shall have received all stock certificates evidencing the Pledged Stock and appropriate stock powers duly executed in blank by the Guarantor (collectively, the "Stock Powers"), which stock certificates and Stock Powers shall be in form and substance satisfactory in all respects to the Lender and Lender's counsel.

        (t) Certificates of Incumbency of Guarantor. Lender shall have received certificates of incumbency of Guarantor signed by the Secretary or Assistant Secretary of the Guarantor, which certificate shall certify the names of the officers of the Guarantor authorized to execute any documents hereunder or under any other related documents on behalf of the Guarantor, together with specimen signatures of such officers and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of Guarantor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

        (u) Resolutions, Organizational Documents of Guarantor. Lender shall have received certified copies of all corporate proceedings of Guarantor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of the Guaranty, the Pledge Agreement and the Stock Powers and the transactions contemplated thereby has been duly taken. Lender shall receive copies of the organizational documents of Guarantor certified by the appropriate governmental authorities.

        (v) Legal Matters. All legal matters with respect to the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender and to special FAA counsel for Lender.

        (w) Appraisal. Lender shall have received a current appraisal of the Engine prepared by an appraiser, which appraisal and appraiser shall be satisfactory in all respects to the Lender.

        (x) Inspection. Lender shall have received a current inspection report with regard to the Engine prepared by an inspector, which inspection report and inspector shall be satisfactory in all respects to the Lender.

        (y) Originals of Lease. Lender shall have received the only executed counterpart of the Lease marked "Counterpart No. 1 of 4 Serially Numbered Counterparts" in its possession (and all other executed counterparts of the same in its possession) and the only executed counterpart of each schedule, rider, amendment and addendum thereto marked "Counterpart No. 1 of 4 Serially Numbered Counterparts" in its possession (and all other executed counterparts of the same in its possession). The Debtor shall have duly marked, and legended, the Lease and any documentation relating thereto, with the following statement:
Counterpart No. __ of __ serially numbered, manually executed Counterparts. To the extent, if any, that this Lease constitutes chattel paper under the UCC, no security interest in this Lease may be created through the transfer and possession of any Counterpart other than Counterpart No. 1.

        (z) Payment of Fees. Debtor shall pay all reasonable costs and expenses of the Lender incurred in connection with this Agreement including, without limitation, all reasonable fees and expenses of Lender's counsel and Lender's special FAA counsel.

        (aa) Other Documents. Lender shall have received copies of such other documents, agreements, or certificates related to the transaction contemplated hereby, as it may reasonably request.

        SECTION 4.  REPRESENTATIONS AND WARRANTIES.

        In order to induce Lender to enter into this Agreement and to make the Loan herein provided for, Debtor represents and warrants to Lender that:

        4.1 Organization of Debtor. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the necessary authority and power to own and operate the Engine and its other assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification.

        4.2 Citizenship of Debtor. Debtor is (or shall be, as the case may be) a citizen of the United States within the meaning of Subtitle VII of Title 49 of the United States Code, as amended and recodified.

        4.3 Power and Authority of Debtor. Debtor has full power, authority and legal right to execute and deliver this Agreement, the Note, the Schedule, the Collateral Assignment, the Lessee Notice and Acknowledgment and all other instruments to be executed and delivered hereunder, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created by this Agreement.

        4.4 Consents and Permits of Debtor. No consent or approval of, or giving of notice to, any other party or Person (including any stockholders, trustees or holders of indebtedness), and no consent, license, permit, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Debtor of this Agreement, the Note, the Schedule, the Collateral Assignment, the Lessee Notice and Acknowledgment or all other instruments to be executed and delivered hereunder, or the validity or enforceability of this Agreement or the Note, except recordation of this Agreement with the FAA and the filing of UCC financing statements in the appropriate recording offices, which shall have been duly effected as of the Closing Date.

        4.5 No Legal Bar re Debtor. The execution, delivery and performance by Debtor of each of this Agreement, the Note, the Schedule, the Collateral Assignment, the Lessee Notice and Acknowledgment and all other instruments to be executed and delivered hereunder does not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Debtor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Debtor other than the security interests intended to be created hereby.

        4.6 Enforceability re Debtor. This Agreement, the Collateral Assignment, the Lessee Notice and Acknowledgment and all other instruments to be executed and delivered hereunder have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms. When executed and delivered, the Note and the Schedule shall have been duly authorized, executed and delivered by Debtor and shall constitute legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms.

        4.7 No Litigation re Debtor. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Debtor) pending or threatened against or affecting Debtor or any of its assets (a) which involves the Collateral or any of the transactions contemplated by this Agreement; or (b) which, if adversely determined, could have an adverse effect upon the transactions contemplated by this Agreement or a material adverse effect on the business, operations or financial condition of Debtor.

        4.8 Title to Collateral. On the Closing Date Debtor shall be the owner of the Collateral and shall have good and marketable title to the Collateral subject to no Liens except the security interest created hereby in favor of Lender and the interest of the Lessee in the Engine under the Lease.

        4.9 Lender's Security Interest. On the Closing Date Lender shall have a legal, valid and continuing first and only priority security interest in the Collateral, free and clear of all other Liens, and all filings, recordings or other actions necessary or desirable in order to establish, protect and perfect such security interest in favor of Lender as a perfected first and only priority security interest in the Collateral will have been duly effected, and all taxes, fees and other charges in connection therewith shall have been duly paid.

        4.10 No Defaults re Debtor. Debtor is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets.

        4.11 Financial Condition of Guarantor. All financial statements of Guarantor, copies of which have been heretofore delivered to Lender, are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial position of Guarantor as at the date thereof and the results of their respective operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of Guarantor since said date.

        4.12 Taxes. Debtor and/or Guarantor have filed all Federal, state and local income tax returns that are required to be filed by each such party, and have paid all taxes as shown on said returns and all assessments received by each such party to the extent that such taxes and assessments have become due, and Debtor and/or Guarantor does not have any knowledge of any actual or proposed material deficiency or additional assessment in connection therewith. The material charges, accruals and reserves on the respective books of Debtor and the Guarantor in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

        4.13 Engine. The Engine is greater than 750 rated take-off horsepower or its equivalent.

        4.14 Exempt Transaction. The issuance and delivery of the Note and any other documents or instruments in connection with this Agreement under the circumstances contemplated by the Note and this Agreement is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Note (or any other document or agreement) under the Securities Act of 1933, as amended or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended. Debtor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        4.15 Security Interest. The Debtor has the right to grant a security interest in, and has validly granted a security interest in and to, the Collateral to the Lender.

        4.16 No Adverse Mortgages. No mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Debtor, now attaches or hereafter will attach to any Collateral or in any manner affects or will affect adversely Lender's security interest therein.

        4.17 Claims. Debtor has no pending claims, and does not have knowledge of any facts upon which a future claim may be based, against any prior owner, the manufacturer or supplier of the Engine or of the Engine or Part thereof for breach of warranty or otherwise.

        4.18 Organization of Guarantor. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the necessary authority and power to own its assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction in which its failure to do so would adversely affect the Guarantor's business, operations or financial condition or its ability to perform its obligations under the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto.

        4.19 Power and Authority of Guarantor. Guarantor has full power, authority and legal right to execute and deliver the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered therewith, to perform its obligations thereunder, and to guaranty thereunder the Obligations.

        4.20 Consents and Permits of Guarantor. No consent or approval of, or giving of notice to, any other party or Person (including any stockholders, trustees or holders of indebtedness), and no consent, license, permit, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Guarantor of the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered therewith, or the validity or enforceability of the Guaranty.

        4.21 No Legal Bar re Guarantor. The execution, delivery and performance by Guarantor of the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered thereunder does not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Guarantor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Guarantor is a party or which purports to be binding upon Guarantor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Guarantor.

        4.22 Enforceability re Guarantor. When executed and delivered, the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered therewith shall have been duly authorized, executed and delivered by Guarantor and shall constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms.

        4.23 No Litigation re Guarantor. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Guarantor) pending or threatened against or affecting Guarantor or any of its assets (a) which involves the Guaranty, the Pledge Agreement, the Pledged Stock, the Stock Powers or the Collateral or any of the transactions contemplated by this Agreement, the Guaranty or the Pledge Agreement; or (b) which, if adversely determined, could have an adverse effect upon the transactions contemplated by this Agreement, the Guaranty or the Pledge Agreement or a material adverse effect on the business, operations or financial condition of Guarantor.

        4.24 No Defaults re Guarantor. Guarantor is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Guarantor is a party or which purports to be binding upon Guarantor or upon any of its assets which could have a materially adverse effect on the business, operations or financial condition of the Guarantor.

        4.25 Delivery of Further Financial Statements re Guarantor. The Guarantor will furnish Lender (i) as soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Guarantor, a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal year, and related consolidated statements of income, cash flow and retained earnings of Guarantor and its consolidated subsidiaries for such fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accounting firm of recognized national standing, each on a comparative basis with corresponding statements for the prior fiscal year; (ii) within sixty (60) days after the last day of each fiscal quarter of Guarantor (except the last fiscal quarter of any fiscal year), a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of each such quarter, and consolidated statements of income, cash flow and retained earnings covering the fiscal year to date of Guarantor and its consolidated subsidiaries, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail; and (iii) within thirty (30) days after the date on which they are filed, all SEC Form 10-K, SEC Form 10-Q and SEC Form 8-K reports, made by Guarantor with the Securities and Exchange Commission ("SEC") or any filings or reports made by the Debtor or the Guarantor in respect of the Engine, this Agreement or the Lease with the FAA. All credit, financial and other information provided by the Debtor or the Guarantor or at any such party's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects.

        4.26 Single Purpose. Debtor has engaged in no business or transaction and has not incurred any Indebtedness, liabilities or obligations except in connection with the transaction contemplated by the Lease, the General Terms Agreement, this Agreement, the Note, the Collateral Assignment and the Lessee Consent and Acknowledgment.

        4.27 Subsidiary of Guarantor. Debtor is a wholly-owned Subsidiary of the Guarantor and itself has no Subsidiaries, and Debtor shall remain a wholly-owned Subsidiary of the Guarantor at all times throughout the term of this Agreement.

        4.28 Margin Securities. None of the advances of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any of such advances and other financial actions under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U, or X of the Federal Reserve Board. None of the Debtor's assets and none of the Collateral constitute margin securities. The Debtor will neither take, nor permit any agent acting on its behalf to take, any action which might cause any transaction or obligation, or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board. None of the transactions contemplated under this Agreement, including, without limitation, the Note or the collateral assignment hereunder will violate or result in a violation of the Securities Exchange Act of 1934, as amended or any regulation issued pursuant thereto.

        4.29 Lease and Lease Receivables. With respect to the Lease and/or the Lease Receivables, as the case may be, Debtor warrants and represents to Lender that, unless otherwise indicated in writing by Debtor: (A) they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed Counterpart No. 1 of any applicable instrument, agreement, contract or document; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) the amounts of the face value shown on the Lease or schedules thereto or schedule of accounts or accounts receivable report delivered or provided to Lender, and all invoices, statements and reports delivered or provided to Lender, with respect to the Lease and/or any Lease Receivables are actually and absolutely owing to Debtor and are not contingent for any reason; (D) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with the Lessee for any deduction therefrom; (E) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount due under the Lease and/or any Lease Receivables, and on all contracts, reports, invoices and statements delivered or provided to Lender with respect thereto; (F) to the best of Debtor's knowledge and belief, the Lessee, (i) had the capacity to contract at the time of the Lease or contract or other document giving rise to the Lease Receivable was executed,
(ii) is solvent, and (iii) is not the subject of a bankruptcy or insolvency proceeding of any kind; (G) the Lease Receivables, the Engine and the Lease are not subject to any Liens or claim or encumbrance, except those of Lender, those removed or terminated prior to the date hereof and those subordinate to Lender's security interest (unless otherwise agreed by the Lender in its sole discretion); (H) Debtor has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (I) to the best of Debtor's knowledge and belief, there are no proceedings or actions which are threatened or pending against the Lessee which might result in any material adverse change in said party's financial condition; (J) they have not been pledged, assigned or transferred to any Person other than to the Lender; (K) the Lease and any guarantees or undertakings of any kind whatsoever regarding the same constitutes legal, valid and binding agreements enforceable against the Lessee and any guarantors in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; (L) Debtor is the sole and absolute owner of (or has a perfected, first priority lien and security interest in) all the Lease, Lease Receivables and the Engine (subject only to the Liens of the Lender hereunder or the interest of the Lessee in the Engine under the Lease); (M) the Engine shall have been delivered and/or installed, shall be in good working order and shall have been fully and duly accepted by the Lessee;
(N) it has been originated by the Debtor; (O) the Debtor has not permitted the prepayment of any monthly rentals, or other amounts or monies due or payable under the Lease except as otherwise specifically described to the Lender in writing prior to the execution of this Agreement, (P) the Lease has not been terminated or amended as of the date of this Agreement, and (Q) there are no verbal, written or implied agreements or representations between the Debtor and the Lessee regarding the Lease Receivables, the Lease and/or the Engine other than the written agreements or documents either delivered to and held by the Lender pursuant to the terms of this Agreement.

        4.30 Originals of Lease. Lender shall have received the only executed counterpart of the Lease marked "Counterpart No. 1 of 4 Serially Numbered Counterparts" in its possession (and all other executed counterparts of the same in its possession) and the only executed counterpart of each schedule, rider, amendment and addendum thereto marked "Counterpart No. 1 of 4 Serially Numbered Counterparts" in its possession (and all other executed counterparts of the same in its possession). The Debtor shall have duly marked, and legended, the Lease and any documentation relating thereto, with the following statement: Counterpart No. __ of __ serially numbered, manually executed Counterparts. To the extent, if any, that this Lease constitutes chattel paper under the UCC, no security interest in this Lease may be created through the transfer and possession of any Counterpart other than Counterpart No. 1.

        4.31 Solvency. The Debtor is solvent as determined under GAAP as of the date of this Agreement.

        SECTION 5. COVENANTS.

        Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or the Note or any other Obligations are outstanding:

        5.1 Notices. Debtor shall promptly give written notice to Lender of (i) the occurrence of any Event of Default or any event which with notice, with lapse of time and/or with any further condition, event or act would constitute an Event of Default; (ii) the occurrence of any Event of Loss; (iii) the commencement or threat of any material litigation or proceedings affecting Debtor or any material litigation or proceedings affecting the Engine; and (iv) any dispute between Debtor and any governmental regulatory body or other party that involves the Engine or that might materially interfere with the normal business operations of Debtor.

        5.2 Laws; Obligations. Debtor shall (i) duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business, the Engine, and/or to its properties or assets; (ii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; (iii) remain a citizen of the United States within the meaning of Subtitle VII of Title 49 of the United States Code, as amended and recodified; (iv) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement and the operation of the Engine and its business; and (v) pay and perform all of its obligations and liabilities when due, including, without limitation, all fees, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon the Engine or any other property belonging to it.

        5.3 Inspection. So long as no Event of Default has occurred and is continuing hereunder, Debtor shall permit and allow Lender or its authorized representative at any reasonable time or times to inspect the Collateral, the Records and the books and records of the Debtor after having received five (5) days prior notice, provided, however, so long as no Event of Default (as defined in the Lease) has occurred and is continuing under the Lease, the Lender shall comply with Section 13 of the General Terms Agreement as to the Lender's right of inspection regarding the Engine; provided further, however, that nothing contained in the foregoing proviso shall be deemed to limit, impair or adversely affect in any way whatsoever the Lender's rights under the Collateral Assignment, this Agreement or any other agreements, documents or instruments to enforce the rights and remedies of the Debtor under such Section 13 of the General Terms Agreement or any other applicable section of the Lease. Notwithstanding the foregoing, in the event that any Event of Default has occurred and is continuing hereunder, Debtor shall permit and allow Lender or its authorized representative at any time or times to inspect the Collateral, the Records and the books and records of the Debtor without any notice; provided, however, that in the event the Engine is in the possession of the Lessee at the time an Event of Default has occurred and is continuing hereunder, the Debtor shall permit and allow Lender or its authorized representative at any time or times to inspect the Collateral, the Records and the books and records of the Debtor after having received one (1) day prior notice, provided further, however, so long as no Event of Default (as defined in the Lease) has occurred and is continuing under the Lease, the Lender shall comply with Section 13 of the General Terms Agreement as to the Lender's right of inspection regarding the Engine; provided further, however, that nothing contained in the foregoing provisos shall be deemed to limit, impair or adversely affect in any way whatsoever the Lender's rights under the Collateral Assignment, this Agreement or any other agreements, documents or instruments to enforce the rights and remedies of the Debtor under such Section 13 of the General Terms Agreement or any other applicable section of the Lease.

        5.4 Books. Debtor shall keep proper books of record and account in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities.

        5.5 Financial Information. Debtor agrees to furnish Lender or to cause the Guarantor to furnish Lender (i) as soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Guarantor, a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal year, and related consolidated statements of income, cash flow and retained earnings of Guarantor and its consolidated subsidiaries for such fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accounting firm of recognized national standing, each on a comparative basis with corresponding statements for the prior fiscal year; (ii) within sixty (60) days after the last day of each fiscal quarter of Guarantor (except the last fiscal quarter of any fiscal year), a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of each such quarter, and consolidated statements of income, cash flow and retained earnings covering the fiscal year to date of Guarantor and its consolidated subsidiaries, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail; and (iii) within thirty (30) days after the date on which they are filed, all SEC Form 10-K, SEC Form 10-Q and SEC Form 8-K reports, made by Guarantor or Debtor with the SEC or any filings or reports made by the Guarantor or Debtor in respect of the Engine, this Agreement or the Lease with the FAA.

        5.6. Further Assurances. Debtor shall promptly, at any time and from time to time, at its sole expense, execute and deliver to Lender such further instruments and documents, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, the execution, delivery, recordation and filing of UCC financing statements and continuation statements. Debtor shall pay, or reimburse Lender for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payments or discharges of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and Lender's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or related to the Collateral, and all such amounts that are paid by Lender shall, until reimbursed by Debtor, constitute Obligations of Debtor secured by the Collateral.

        5.7 No Disposition of Assets. Debtor shall not sell, convey, transfer, dispose, assign, sublease, pledge, mortgage, exchange, lease or otherwise relinquish possession or dispose of any of its now owned or hereafter acquired property or assets, including, without limitation, any Collateral (or Lender's security interest in the Collateral), except (i) for the Lease and the leasing of the Engine to the Lessee under said Lease, (ii) for any Liens expressly permitted in Section 5.8 of this Agreement, and (iii) as otherwise expressly permitted in Section 2.3(c) and Section 5.14 of this Agreement.

        5.8 No Liens. Debtor shall not create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, including, without limitation, any Collateral, now owned or hereafter acquired, except:

        (a)     Liens in favor of the Lender;

        (b) Liens for taxes or assessments or other government charges or levies not yet due and payable or, if due and payable, Liens for taxes being diligently contested in good faith by appropriate proceedings and for which appropriate cash reserves are maintained, and where in the Lender's sole judgment, there is no danger of the sale, forfeiture or loss of any of the Collateral, and if requested by the Lender, adequate assurance of payment and/or security have, in Lender's sole judgment have been provided to Lender;

        (c) Liens imposed by law, such as mechanics, material men's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which do not exceed in the aggregate $100,000.00 and which are not past due for more than thirty (30) days, unless such Liens are being diligently contested in good faith by appropriate proceedings and appropriate cash reserves have been established therefor, and where in the Lender's sole judgment, there is no danger of the sale, forfeiture or loss of any of the Collateral, and if requested by the Lender, adequate assurance of payment and/or security have, in Lender's sole judgment have been provided to Lender; and

        (d)     Liens expressly permitted pursuant to the terms of the Lease.

        5.9 Debtor's Title; Lender's Security Interest. Debtor shall warrant and defend its good and marketable title to the Engine and Lender's first perfected security interest in the Collateral, against all claims and demands whatsoever. If at any time any Person shall claim any right or interest in the Collateral, Debtor shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to Lender's satisfaction within sixty (60) days after such claim shall have first become known to Debtor.

        5.10 No Changes in Debtor and/or Guarantor. Each of the Debtor and/or Guarantor shall not (a) enter into any transaction of merger or consolidation, or become the subject of, or engage in, a leveraged buyout; or (b) liquidate or dissolve; or (c) sell or otherwise dispose of all or any substantial portion of its assets; or (d) change its name or the form of organization of its business; or (e) without thirty (30) days prior written notice to Lender, change its chief place of business, provided, however, that the Guarantor may consolidate, reorganize or merge with or into any other corporation or become the subject of, or engage in, a leveraged buy out or any other form of corporate reorganization (each individually or all collectively, the "Reorganization") without the prior written consent of the Lender if immediately subsequent to such proposed Reorganization (i) the surviving entity of any such proposed Reorganization shall be the Guarantor, and (ii) no person or group (as defined in Rules 13d-3 and 13-5 under the Securities Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Act) of a larger number of shares of common stock of the Guarantor than the number of shares of which CHARLES F. WILLIS, IV and members of his family (including children, brothers and sisters) is the beneficial owner (as defined in Rules 13d-3 sand 13d-5 under the Securities Act).

        5.11 Maintenance and Operation; Compliance and Use; Replacement Parts; Additions, Modifications; Identification; Event of Loss re Engine.

        (a) Maintenance and Operation. Debtor, at its own cost and expense, shall (or shall cause the Lessee to) (i) maintain, inspect, service, repair, overhaul and test the Engine in accordance with the manufacturer's maintenance program and (w) an FAA approved Part 121 maintenance program, (x) all maintenance manuals initially furnished with the Engine, if any, including any subsequent amendments or supplements to such manuals issued by the applicable manufacturer from time to time, (y) all "mandatory", "alert" and (to the extent applicable to Debtor, or its operations) "highly recommended" or other service bulletins, modification kits, and similar notices and components issued, supplied, or available by or through the manufacturer and/or the manufacturer(s) of the Engine or Part with respect to the Engine and (z) all "airworthiness alerts" and "Airworthiness" or other "Directives", "Service Letters", "Circulars" and "Operator Bulletins" and all other applicable service, maintenance, repair and overhaul regulations issued by the FAA or similar regulatory agency having jurisdictional authority, and whenever possible causing compliance to the foregoing to be completed through corrective modification in lieu of operating manual restrictions; (ii) maintain all Records and all other records, logs, and other materials required by the FAA to be maintained in respect of the

Engine, or by the manufacturer thereof for enforcement of any warranties. Without limiting the generality of the foregoing, Debtor shall (or shall cause the Lessee to) maintain, inspect, service, repair, overhaul and test the Engine, and furnish all parts, replacements, mechanisms, devices and servicing required therefor, so that the value, condition and operating efficiency of the Engine shall at all times be maintained and preserved at a level which is the higher of, (x) its value, condition and operating efficiency when delivered to Debtor, fair wear and tear excepted, or (y) the level required by any governmental authority having jurisdiction with respect thereto, or as shall be required by any and all applicable "airworthiness alerts" and "Airworthiness" or other "Directives", "Service Letters", "Circulars" and "Operator Bulletins". All maintenance procedures required under this Section 5.11(a) or any other provision of this Agreement shall be undertaken and completed in accordance with all FAA standards and procedures and all manufacturer recommended procedures, as well as the procedures established by Debtor for similar engines which it owns or leases, and only by properly trained, licensed, and certified maintenance sources and maintenance personnel, so as to keep the Engine in good operating condition, ordinary wear and tear alone excepted. Debtor shall not (and shall cause the Lessee not to) permit the Engine to be serviced, repaired, maintained, used or operated in any manner contrary to directives of the FAA or the manufacturer's operating manuals or instructions, or in violation of the manufacturer's specifications, service bulletins or other requirements, including, without limitation, such of the manufacturer's requirements as may be applicable to keep in full force and effect each warranty, product or performance guaranty, service life policy or the like. Notwithstanding anything contained in this Section 5.11(a) to the contrary, so long as the Debtor shall (or cause the Lessee to) maintain, inspect, service, repair, overhaul and test the Engine (and maintain and keep any Records) at a level which fully satisfies in all respects the terms and conditions of the Lease, the Debtor shall be deemed to have complied in all respects to the terms and conditions of this
Section 5.11(a).

        (b) Compliance and Use. The Engine shall be maintained, used and operated by Debtor (or the Debtor shall cause the Lessee to) maintain, use and operate the Engine, in compliance with any and all statutes, laws, ordinances, regulations and mandatory standards, letters, circulars, bulletins, instructions or directives issued by any governmental agency applicable to the maintenance, use or operation thereof, in compliance with any certificate, license or registration relating to the Engine issued by any agency, and in a manner that does not modify or impair any existing warranties on the Engine or any part thereof. Debtor shall also (or shall cause the Lessee to) operate the Engine solely in the conduct of its business and/or for commercial purposes, and Debtor shall not (and shall cause the Lessee not to) operate or permit the Engine to be operated at any time or in any geographic area when or where insurance required by the provisions of Section
5.12 hereof shall not be in effect or excluded from coverage, or in any recognized or threatened area of hostilities unless fully covered to Lender's satisfaction by hull, war, and political risk insurance, or any area in which Lender's first lien on the Engine may be jeopardized or not recognized, as determined in Lender's sole judgment, or in a manner, for any time period, such that, any third party shall be deemed to have "operational control" of the Engine, except for the Lessee pursuant to the terms of the Lease. Notwithstanding anything contained in this Section 5.11(b) to the contrary, so long as the Debtor shall (or cause the Lessee to) use, operate, maintain, inspect, service, repair, overhaul and test the Engine (and maintain and keep any Records) at a level which fully satisfies in all respects the terms and conditions of the Lease, the Debtor shall be deemed to have complied in all respects to the terms and conditions of this Section 5.11(b).

        (c) Identification. If requested by Lender in writing, Debtor shall, at its own cost and expense (or the Debtor shall cause the Lessee, at the Lessee's own cost and expense to), attach to the Engine a data plate satisfactory to Lender disclosing Lender's security interest in the Engine.

        (d) Replacement Parts. Debtor, at its own cost and expense, will promptly (or will cause the Lessee to promptly) replace all Parts which may from time to time become worn out, lost, stolen, taken, destroyed, seized, confiscated, requisitioned, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever (such substituted Parts hereinafter called "Replacement Parts"). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Debtor may, at its own cost and expense, (or may cause the Lessee to promptly) remove serviceable Parts, provided that Debtor shall, at its own cost and expense (or Debtor shall cause the Lessee, at the Lessee's own cost and expense to), replace such serviceable Parts as promptly as practicable. All Replacement Parts (i) shall be owned by Debtor or Lessee free and clear of all Liens (other than the Lien of the Lender hereunder), (ii) shall be in an airworthy condition and of at least equivalent model and modification status and/or service bulletin accomplishment status, shall be fully interchangeable as to form, fit and function and shall be in a good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, (iii) shall have a current "serviceable tag" of the manufacturer or maintenance facility providing such items to Debtor or Lessee, indicating that such Parts are new, serviceable or overhauled, (iv) if serviceable, shall have all maintenance records from the last overhaul thereof and the maintenance history since the last overhaul thereof, (v) if overhauled, have all overhaul records, and (vi) if a life limited Part, have continuous records since the date of manufacture or the date of the last overhaul. All Parts at any time removed from the Engine shall remain part of the Collateral, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Engine and which meet the requirements for Replacement Parts specified above. Without limiting the generality of any term of this Agreement, immediately upon any Replacement Part becoming incorporated or installed in or attached to the Engine as above provided, without further act, such Replacement Part shall become subject to this Agreement including, without limitation, the lien and security interest of this Agreement, and shall be deemed part of the Collateral and shall be deemed part of the Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Engine, and the Lender's lien and security interest with respect to the Part being replaced by the Replacement Part shall automatically thereafter be deemed to be released and shall no longer be subject to the terms of this Agreement. Notwithstanding anything contained in this Section 5.11(d) to the contrary, so long as the Debtor shall (or cause the Lessee to) use, operate, maintain, inspect, service, repair, overhaul and test the Engine and replace any Parts (and maintain and keep any Records) at a level which fully satisfies in all respects the terms and conditions of the Lease, the Debtor shall be deemed to have complied in all respects to the terms and conditions of this Section 5.11(d).

        (e) Additions; Modifications. Debtor (or the Lessee) shall be entitled from time to time during the term of this Agreement to, at Debtor's or Lessee's sole cost and expense, make such alterations, modifications, additions to or removals from any Engine or Engine as may be reasonable in the proper conduct by Debtor (or the Lessee, as applicable) of its business; provided, that in no event shall any such alteration, modification, addition or removal (i) impair the originally intended function or use of the Engine or diminish the use, condition or value of the same, assuming the Engine was in the condition and repair then required to be maintained by the terms hereof, and/or (ii) as to any Additional Parts (as such term is defined below), the removal of any such Additional Parts can be readily removed without causing material damage to the Engine. All Parts incorporated or installed in or attached to the Engine as the result of such alteration, modification or addition shall be collectively referred to as the "Additional Parts". Debtor shall (or shall cause the Lessee to) repair all damage to the Engine resulting from any installation and/or removal of any Additional Parts so as to restore the Engine to its condition prior to installation, normal wear and tear excepted assuming the Engine was in the condition and repair then required to be maintained by the terms hereof. Any alterations or modifications with respect to the Engine that may at any time during the term of this Agreement be required to comply with applicable law or any governmental rule or regulation shall be made at the sole cost and expense of Debtor or Lessee, as applicable. Without limiting the generality of any term of this Agreement, immediately upon any Additional Parts becoming incorporated or installed in or attached to the Engine as above provided, without further act, such Additional Parts shall become subject to this Agreement including, without limitation, the lien and security interest of this Agreement, and shall be deemed part of the Collateral and shall be deemed part of the Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Engine; provided, that if such Additional Part was in addition to, and not a replacement of or substitution for, any Part incorporated or installed in or attached or added to the Engine on the date the Engine became subject to the terms of this Agreement (a "Debtor Additional Part"), Debtor may (or may cause the Lessee to) at any time remove such Debtor Additional Part from the Engine so long as the removal of such Debtor Additional Part (i) does not impair the originally intended function or use of the Engine or diminish the use, condition or value of the same, assuming the Engine was in the condition and repair then required to be maintained by the terms hereof, and/or (ii) can be readily removed without causing material damage to the Engine, and upon removal of such Debtor Additional Part, Lender's lien and security interest with respect to such Debtor Additional Part shall automatically be deemed to be released and shall no longer be subject to the terms of this Agreement. Notwithstanding anything contained in this Section 5.11(e) to the contrary, so long as the Debtor shall (or cause the Lessee to) use, operate, maintain, inspect, service, repair, overhaul and test the Engine and make additions or modifications to the Engine or any Parts (and maintain and keep any Records) at a level which fully satisfies in all respects the terms and conditions of the Lease, the Debtor shall be deemed to have complied in all respects to the terms and conditions of this Section 5.11(e).

        5.12   Insurance.

        (a) Engine Liability and Property Damage Insurance. Debtor represents and warrants that it will (or will cause the Lessee to) maintain at all times, at its own cost and expense (or at the Lessee's own cost and expense), with insurers of recognized responsibility, (i) comprehensive aircraft and general public liability insurance against bodily injury and property damage claims in an amount not less than $300,000,000.00 for each single occurrence and (ii) such other property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Engine as is of the type and in the amounts usually carried by companies engaged in the same or a similar business as Debtor (or Lessee), similarly situated with Debtor (or Lessee), and owning or operating similar aircraft and engines, and which covers risks of the kind customarily insured against by such companies.

        (b) Insurance Against Loss or Damage to the Engine. Debtor represents and warrants that it will (or will cause the Lessee to) maintain in effect at all times, at its own cost and expense (or at the Lessee's own cost and expense), with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Engine, provided that such insurance shall at all times be not less than the greater of (i) the full replacement value of the Engine as such value is set forth on Exhibit C attached hereto, (ii) the aggregate unpaid principal amount of the Note or (iii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement). Debtor shall (or shall cause the Lessee to), at its (or the Lessee's) own cost and expense, additionally maintain in effect with an insurer of recognized responsibility reasonably satisfactory to Lender, hijacking (air piracy) insurance with respect to the Engine in a face amount of not less than the greater of (i) the full replacement value of the Engine as such value is set forth on Exhibit C attached hereto, (ii) the aggregate unpaid principal amount of the Note or (iii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement), which shall be in full force and effect throughout any geographical areas at any time traversed by the Engine. Such insurance shall also include governmental confiscation and expropriation and related insurance, if and to the extent the same is maintained by Debtor (or Lessee, as applicable) with respect to other aircraft owned or operated by Debtor (or Lessee, as applicable) on the same routes as the Engine or where the custom in the United States airline industry is to carry such insurance with respect to aircraft and engines operated on the same routes as the Engine.

        (c) Lender as Additional Insured; Notice. Any policies of insurance carried in accordance with this Section and any policies taken out in substitution or replacement or any such policies (i) shall be amended to name Lender as the additional insured as its interests may appear, (ii) with respect to insurance carried in accordance with paragraph (b) of this Section 5.12 covering the Engine, shall provide that any amount(s) payable thereunder which exceed $200,000.00 in the aggregate shall be paid directly to Lender as sole loss payee and not to Lender and Debtor jointly (and, so long as no Event of Default has occurred, such amounts shall be disbursed by Lender to Debtor or other appropriate persons for payment of the costs actually incurred with respect to repairs made to the Engine so as to restore it to the operating condition required hereunder, or shall be disbursed by Lender as otherwise required by this Agreement), and that any amount(s) of less than $200,000.00 in the aggregate shall be paid to Debtor (and such amounts shall be applied by Debtor to pay the costs of such repairs) provided, however, that if an Event of Default has occurred, any and all such proceeds or amounts shall be paid directly to Lender to be applied pursuant to the applicable terms of this Agreement, (iii) shall provide that if any insurer cancels such insurance for any reason whatever, or any substantial change is made in any of the coverage required hereunder, or the same is allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to Lender for thirty (30) days following receipt by Lender of written notice, and (iv) shall provide that in respect of the interests of Lender in such policies, the insurance shall not be invalidated by any action or inaction of Debtor or any other Person (other than Lender). Each insurance policy and its respective cover amount(s) obtained in accordance with the requirements set forth in paragraphs (a) and (b) of this
Section 5.12 shall (i) be primary insurance, not subject to any co-insurance clause and shall be without right of contribution from any other insurance, and
(ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured or loss payee, and shall waive any right of such insurer to any setoff, counterclaim or other deduction, by attachment or otherwise, in respect of Lender or Debtor. Debtor shall arrange for appropriate certification as to the satisfaction of the requirements set forth above in this Section 5.12 to be delivered to Lender not later than the Closing Date.

        (d) Reports, etc. Upon the request of the Lender, Debtor shall furnish to Lender a report describing in reasonable detail the insurance then carried and maintained on the Engine and certifying that such insurance complies with the terms hereof and such other evidence of insurance coverage that the Lender reasonably requests. In the event Debtor shall fail to maintain insurance as herein provided, Lender may, at its option, provide such insurance, and Debtor shall, upon demand, reimburse Lender for the cost thereof, together with interest at the Late Charge Rate from the date of payment through the date of reimbursement.

        (e) Agreed Value. Anything herein to the contrary notwithstanding, at all times while the Engine is subject to this Agreement, the insurance required by Section 5.12 of this Agreement shall be for an amount on an "agreed value" basis not less than the greater of (i) the full replacement value of the Engine as such value is set forth on Exhibit C attached hereto, (ii) the aggregate unpaid principal amount of the Note or (iii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement).

        5.13 Indebtedness. Debtor shall not create, incur, assume, or suffer to exist any recourse or nonrecourse Indebtedness, except:

        (a) Indebtedness of the Debtor under this Agreement or under any other agreement, instrument or document with or in favor of the Lender; and

        (b) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the required time, unless diligently contested by the Debtor in good faith and by appropriate proceedings.

        5.14 Leases. Debtor shall not create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; and (b) leases that do not in the aggregate require the Debtor to make payments (including taxes, insurance, maintenance, and similar expense which the Debtor is required to pay under the terms of any lease) in any fiscal year of the Debtor in excess of $20,000.

        5.15 Sale and Leaseback. Debtor shall not sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

        5.16 Dividends; New Stock. Debtor shall not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding or any interests therein; or make any distribution of assets to its shareholders as such whether in cash, assets, or obligations of the Debtor; or alleviate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock or any interests therein; or issue or permit to be outstanding any new or additional shares of its stock of any kind whatsoever; or designate, establish or create any new or additional series of its stock (other than the stock that exists as of the date of this Agreement) so long as any Obligations are outstanding.

        5.17 Investments. Debtor shall not make, directly or indirectly, any loan or advance of any kind whatsoever to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or lend or advance any property or assets of any kind whatsoever of the Debtor to any Person, or otherwise invest in or acquire any interest in any Person except: (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-I" by Standard & Poor's Ratings Group or "PI" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by the Lender; or (d) for stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Debtor.

        5.19 Guaranties, Etc. Debtor shall not assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

        5.20 Transactions With Affiliates. Debtor shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Debtor's business and upon fair and reasonable terms no less favorable to the Debtor than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        5.21 Subsidiaries. Debtor shall not create or otherwise acquire an interest in any Subsidiary or Person.

        5.22 Single Purpose. Debtor shall not engage in any business, transaction or incur any obligations or liabilities except as expressly contemplated in the Lease, the General Terms Agreement, this Agreement, the Note, the Collateral Assignment and the Lessee Consent and Acknowledgment or in any other agreement, document or instrument between the Debtor and the Lender.

        5.23 Subsidiary of Guarantor. Debtor shall remain a wholly-owned Subsidiary of the Guarantor at all times throughout the term of this Agreement.

        5.24 Fiscal Year. Debtor shall not change its fiscal year end from December 31.

        5.25 Accounting Methods. Debtor shall not make or consent to a material change in the ownership or structure of the Debtor or in the manner in which the business of the Debtor is conducted or in its method of accounting or in its election to be taxed under the Internal Revenue Code, as applicable.

        5.26 Account. Debtor shall maintain the Account at all times with the Lender pursuant to the terms of this Agreement.

        5.27 Collection of Payments; Payments to Lender. Effective as of the date of this Agreement, the Debtor shall direct the Lessee to make all payments under the Lease directly to the Lender in accordance with the Lender's instructions and in accordance with Section 9.1 of this Agreement. Notwithstanding the foregoing, in the event the Debtor and/or Guarantor still receives and/or collects any payments and/or monies of any kind whatsoever due under, in connection with, or relating to, the Collateral (any and all such payments and/or monies collectively the "Payments"), Debtor and/or Guarantor shall receive and/or collect any such Payments as agent for the Lender and shall still hold the same in trust as trustee of an express trust for the Lender, and Debtor and/or Guarantor shall immediately upon their respective receipt and/or collection of same turnover and deliver all of such Payments to the Lender.

        5.28 No Waiver or Modification; No Action Under the Lease. Notwithstanding anything to the contrary contained herein or otherwise, Debtor shall not waive any provisions of, or modify or amend, the Lease or the General Terms Agreement in any way whatsoever, nor shall Debtor have authority to exercise any rights or remedies of any kind whatsoever in connection with any Collateral (including, without limitation, declaring an Event of Default, as such term is defined in the General Terms Agreement, under the General Terms Agreement, terminating the General Terms Agreement or the Lease, accelerating any amounts due under the General Terms Agreement or the Lease or repossessing the Engine), without the prior written consent of the Lender.

        5.29 Debtor Obligations Under the Lease. Debtor shall fulfill (at its sole cost and expense) all of its obligations as a lessor/owner under the Lease and the General Terms Agreement except as may otherwise be expressly limited by Sections 5.27 and/or 5.28 of this Agreement or any other applicable section of this Agreement.

        5.30 Administrator of Lease. Debtor shall (at its sole cost and expense) administer the Lease and the General Terms Agreement, which administration shall include, but not be limited to:

        (a) billing Lessee for amounts payable under the General Terms Agreement and the Lease;

        (b) tracking the maintenance status of the Engine and ensuring that the Lessee corrects any maintenance deficiencies that the Debtor is aware of;

        (c) providing Lender with evidence that all insurance coverage required under the General Terms Agreement and the Lease has been obtained and/or renewed by the Lessee;

        (d) using its best efforts, upon the request of the Lender in its sole discretion, to remarket, lease or sell (in the sole discretion of the Lender) the Engine upon any Event of Default under this Agreement (other than any Event of Default based on any Lessee Event of Default under the Lease);

        (e) using its best efforts to remarket, lease or sell the Engine upon any Lessee Event of Default under the Lease so long as no Event of Default has occurred under this Agreement (other than any Event of Default based on any Lessee Event of Default under the Lease), provided, however, that any bona fide and arm's length lease or sale of the Engine proposed by the Debtor to any Person that is not an Affiliate shall be subject to the prior written consent of the Lender, which consent shall not be unreasonably withheld, provided further, however, that any lease or sale of the Engine proposed by the Debtor to any Affiliate or to any other Person which is not a bona fide and arm's length transaction shall be subject to the prior written consent of the Lender, which consent shall be in the sole discretion of the Lender; provided further, however, that the first proviso and any rights of the Debtor under this Section 5.30(e) to remarket, lease or sell the Engine shall terminate and have no further force or effect upon the occurrence of any Event of Default under this Agreement (other than any Event of Default based on any Lessee Event of Default under the Lease), and upon any such occurrence of such Event of Default under this Agreement the Debtor shall remarket, lease or sell the Engine only pursuant to the terms of Section 5.30(d) of this Agreement; and

        (f) such other matters as are incidental to the normal administration of an equipment lease or are reasonably requested by the Lender.

        Nothing contained in this Section 5.30 or otherwise shall permit the Debtor to take any actions expressly prohibited by Sections 5.27 and/or 5.28 of this Agreement or any other applicable sections of this Agreement.

        5.31 Solvency. The Debtor shall be solvent as determined under GAAP at the time of the making of the Loan and at all times throughout the term of this Agreement.

        5.32 Engine Status Reports and Certification. As promptly as possible after the end of each month during the term of the Note and this Agreement, and in no event more than twenty (20) days thereafter, the Debtor shall provide the Lender with monthly status reports regarding the Engine, which monthly status reports (and all related documents and information) shall be reasonably satisfactory to the Lender and shall include (i) the amount of the hours and cycles flown by the Engine for the applicable month, (ii) notice of any repairs, overhauls, servicing and all other maintenance procedures or services performed or required with regard to the Engine for the applicable month as a result of any "Airworthiness Directives" which have required the Engine to be out of service for more than ten (10) days of said applicable month, and (iii) copies of all reports regarding the Engine which are provided by the Lessee to the Debtor pursuant to the terms of the Lease and copies of any reports or other information regarding any damage to the Engine.

        5.33 Furnishing of Additional Information. Debtor agrees that it shall furnish to Lender from time to time such information relating to the Collateral, the Debtor or the Guarantor (or their respective Subsidiaries and/or Affiliates), financial or otherwise, as Lender shall reasonably request; provided, however, with regard to any additional information concerning the Engine, the Lender shall be entitled to (i) any additional information concerning the Engine which the Lessee is required to provide the Debtor (or the Lender) under the terms of the Lease, and (ii) any additional information concerning the Engine which may be in the Debtor's possession or control.

        SECTION 6. SECURITY INTEREST.

        6.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all of the Obligations and in order to induce Lender to enter into this Agreement and make the Loan to Debtor in accordance with the terms hereof and to extend other credit from time to time to Debtor, whether under this Agreement, the Note or otherwise, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, and hereby grants to Lender a present and continuing first priority security interest in and lien on all of Debtor's right, title and interest in, to and under the Collateral; but none of Debtor's (and/or any other party's of any kind whatsoever) obligations, liabilities and/or duties of any kind whatsoever under, or with respect to the Collateral. Notwithstanding anything to the contrary contained herewith or otherwise, the Lender does not by virtue of this Agreement, the Collateral Assignment or otherwise assume any obligations, liabilities and/or duties of any kind whatsoever of the Debtor (and/or of any other party of any kind whatsoever) under, or with respect to, the Collateral and the Lender shall not be responsible in any way whatsoever for the performance by the Debtor (and/or by any other party of any kind whatsoever) in connection with, relating to, or arising under, the Collateral.

        The security interest granted herein shall attach to each item of Collateral at the time Debtor has any interest of any kind whatsoever in such Collateral without any further action of any kind whatsoever.

        6.2 Lender Appointed as Attorney-in-Fact.

        (a) Debtor hereby irrevocably constitutes and appoints Lender and any other officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. To the extent permitted by law, this power of attorney is a power coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing, pursuant to such appointment, the Lender shall have authority (i) to endorse Debtor's name on any checks, notes, drafts or any other payments or instrument relating to the Collateral which come into the Lender's possession or control, (ii) to execute, sign, file and record UCC financing statements, UCC amendments and other lien recordation documents with respect to any Collateral, and (iii) to settle insurance claims with the applicable insurer and/or to collect any insurance proceeds from the applicable insurer in connection with any casualty occurrence or Event of Loss.

        (b) The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act.

        SECTION 7. EVENTS OF DEFAULT.

        The term "Event of Default", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

        (a) Debtor shall fail to pay any Obligation within ten (10) days after the same shall become due and payable (whether at the stated maturity, by acceleration or otherwise); or

        (b) Debtor shall fail (or shall fail to cause the Lessee) to keep in full force and effect any of the insurance required under this Agreement, or shall (or the Lessee shall) operate or permit the operation of the Engine at a time when, or at a place in which, such insurance shall not be in effect; or

        (c) Debtor shall fail (or shall fail to cause the Lessee) to maintain the Engine in accordance and in compliance with Section 5.11 hereof; or

        (d) either Debtor or Guarantor shall default in the payment of any indebtedness to Lender, any parent, affiliate or subsidiary of Lender under any note, security agreement, equipment lease, title retention, aircraft lease or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lender or any parent, affiliate or subsidiary of Lender; or either Debtor or Guarantor shall default in the performance of, or compliance with, any term contained in any agreement or instrument evidencing or relating to such indebtedness with Lender or any parent, affiliate or subsidiary of Lender, if the effect of such default is to cause or permit such indebtedness to become due prior to its stated maturity, or if any such indebtedness is not paid at maturity; or Debtor shall otherwise be in default of any of its Obligations; or

        (e) Debtor shall or shall attempt to remove, sell, transfer, charter, convey, pledge, mortgage, encumber, part with possession of, assign or sublet the Engine or any part thereof, use the Engine for an illegal purpose, or permit the same to occur (except for the leasing of the Engine to the Lessee under the Lease); or

        (f) either Debtor or Guarantor shall fail to perform or observe any covenant, condition or agreement (other than those covenants, conditions or agreements specifically referred to elsewhere in this Section 7) required to be performed or observed by the Debtor and/or the Guarantor under this Agreement, the Collateral Assignment, the Guaranty or any agreement, document or certificate delivered by Debtor or the Guarantor in connection herewith, and such failure shall continue for fifteen (15) days after written notice thereof from Lender to Debtor and/or Guarantor; or

        (g) any representation or warranty made by Debtor in this Agreement or any agreement, document or certificate delivered by Debtor in connection herewith or pursuant hereto shall prove to have been incorrect, misleading, or inaccurate in any material respect when such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or

        (h) any representation or warranty made by Guarantor in the Guaranty, the Pledge Agreement or any agreement, document or certificate delivered by Guarantor in connection therewith or pursuant hereto shall prove to have been incorrect, misleading, or inaccurate in any material respect when such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or

        (i) either Debtor or Guarantor shall generally fail to pay its debts as they became due and such failure shall continue for ten (10) Business Days after written notice by Lender, admit its inability to pay its debts or obligations generally as they fall due, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of such a petition filed against Debtor and/or the Guarantor in any such proceeding; or Debtor and/or the Guarantor shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other insolvency or similar law (other than a law which does not provide for or permit the readjustment or alteration of Debtor's and/or the Guarantor's obligations hereunder or under the Guaranty, as the case may be) providing for the reorganization or liquidation of corporations, or providing for an assignment for the benefit of creditors, or providing for an agreement, composition, extension or adjustment with their respective creditors; or

        (j) a petition against Debtor and/or Guarantor in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Debtor's and/or the Guarantor's obligations hereunder or under the Guaranty, as the case may
be), as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit the readjustment or alteration of Debtor's and/or the Guarantor's obligations hereunder or under the Guaranty, as the case may be) providing for reorganization or liquidation of corporations which may apply to Debtor and/or the Guarantor, any court of competent jurisdiction shall assume jurisdiction, custody or control of Debtor and/or the Guarantor or of any substantial part of their respective property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

        (k) either Debtor or Guarantor shall default in any payment, indebtedness or other obligation to any Person (other than to the Lender or any parent, affiliate or subsidiary of

Lender) regarding any loan, lease, deferred purchase price agreement, advancement of credit or any other financing or credit arrangement or facility of any kind whatsoever (other than those transactions, conditions, covenants, agreements or matters specifically referred to elsewhere in this Section 7), if the aggregate amount of such respective payment, indebtedness or obligation regarding any such loan, lease, deferred purchase price agreement, advancement of credit or any other financing or credit arrangement or facility of any kind whatsoever, or if the aggregate amount of the underlying agreement, indebtedness or obligation regarding any such default of any such loan, lease, deferred purchase price agreement, advancement of credit or any other financing or credit arrangement or facility of any kind whatsoever, is in excess of $250,000.00 and such default results in the acceleration of (or the request for) any such payment, agreement, indebtedness or obligation of any such loan, lease, deferred purchase price agreement, advancement of credit or any other financing or credit arrangement or facility of any kind whatsoever; or

        (l) either Debtor or Guarantor shall default in any payment, indebtedness or other obligation to any Person (other than to the Lender or any parent, affiliate or subsidiary of Lender or other than any payment, indebtedness or other obligation concerning any loan, lease, deferred purchase price agreement, advancement of credit or any other financing or credit arrangement or facility of any kind whatsoever or any other transaction, condition, covenant, agreement or matter specifically referred to elsewhere in this Section 7), if the aggregate amount of such respective payment, indebtedness or obligation, or if the aggregate amount of the underlying agreement, indebtedness or obligation regarding any such default, is in excess of $250,000.00 and such default results in the acceleration of (or the request for) any such payment, agreement, indebtedness or obligation unless such default or acceleration is subject to a bona fide dispute between the Debtor or the Guarantor and such other party and said dispute is being diligently contested by the Debtor or the Guarantor in good faith and by appropriate proceedings, provided, however, any such bona fide dispute and default shall be resolved and cured within one hundred eighty (180) days after the occurrence of such default; or

        (m) any judgment, attachment or garnishment against Debtor and/or the Guarantor with respect to aggregate claims in excess of $250,000.00 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days; or

        (n) either Debtor or Guarantor sells, transfers, or disposes of all or substantially all of its stock, assets or property, or merges or consolidates with or into any other entity or engages in any form of corporate reorganization, or becomes the subject of, or engages in, a leveraged buy-out, or either Debtor or Guarantor shall terminate its existence by merger, consolidation, or sale of substantially all of its assets or otherwise (except as otherwise expressly permitted with regard to the Guarantor in Section 5.10 of this Agreement); or

        (o) if the Guarantor shall no longer continue to control one hundred percent (100%) of Debtor's issued and outstanding stock at all times; or

        (p) if any person or group (as defined in Rules 13d-3 and 13-5 under the Securities Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Act) of a larger number of shares of common stock of the Guarantor than the number of shares of which CHARLES F. WILLIS, IV and members of his family (including children, brothers and sisters) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Act); or

        (q) if either Debtor or Guarantor is a publicly held corporation, there shall be a change in the ownership of the Debtor's or the Guarantor's, as the case may be, stock such that the Debtor or Guarantor, as the case may be, is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933; or

        (r) if a Lessee Event of Default has occurred under the Lease; or

        (s) if the Debtor ceases to be a wholly-owned Subsidiary of the Guarantor.

        Notwithstanding Subsection (r) of this Section 7, Debtor shall have the right, within ten (10) days after the Debtor has been given notice that a Lessee Event of Default has occurred under the Lease, to cure, at its sole cost and expense, any Lessee Event of Default under the Lease relating solely to the Lessee's failure to pay any Monthly Rent, Maintenance Fees and other payments expressly due the Debtor by the Lessee thereunder (each a "Lessee Payment Default") by paying the Lender the applicable Monthly Rent, Maintenance Fees and such other payments or amounts expressly due the Debtor by the Lessee under the Lease (any such Monthly Rent, Maintenance Fees and other payments or amounts hereinafter collectively, the "Lessee Cure Payment") within such ten (10) day period; provided, however, that the Debtor shall only have the right to cure one
(1) Lessee Payment Default during the term of the Lease. The Debtor shall not, as a result of exercising the right to cure any such Lessee Payment Default, obtain any Lien on any of the Collateral (including any Monthly Rent, Maintenance Fees or any other amounts payable under the Lease) for or on account of any costs or expenses incurred in connection with the exercise of such right, nor shall any claim of the Debtor against the Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of the Lender in the Collateral (including any Monthly Rent, Maintenance Fees or any other amounts payable under the Lease). Upon the receipt by the Lender of the Debtor's payment of the applicable Lessee Cure Payment (in immediately available funds), the Lender shall credit and apply any such payment to the applicable outstanding Obligations, Maintenance Fees, Security Deposits and/or other amounts required under this Agreement, as the case may be, as provided in Section 9.1, Section
10.13 or any other applicable section of this Agreement.

        SECTION 8. REMEDIES.

        8.1 Termination of Commitment. If an Event of Default specified in subsections 7 (i) or (j) above shall occur, then, and in any such event, the Commitment shall immediately terminate and the principal amount of the Note, together with accrued interest thereon and all other amounts owing under or with respect to this Agreement (including, without limitation, any prepayment premium or fee calculated as of the date of the Event of Default which premium or fee shall also be due and payable) shall become immediately due and payable without any notice or other action by Lender, and if any other Event of Default shall occur and be continuing, then, and in any such event, Lender may (a) terminate forthwith the Commitment and/or (b) declare the Note to be forthwith due and payable, whereupon the remaining principal amount of the Note, together with accrued interest thereon and all other amounts owing under or with respect to this Agreement (including, without limitation, any prepayment premium or fee calculated as of the date of the Event of Default which premium or fee shall also be due and payable), shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding. During the continuance of any Event of Default hereunder, Lender shall have the right to pursue and enforce any of its rights and remedies under Section 8, Subsections 8.2 through 8.4, inclusive, hereof.

        8.2 Additional Remedies. Upon the occurrence of any Event of Default, Lender may, at its sole option and discretion, in addition to any other rights or remedies granted to it under this Agreement, at law or in equity or under any other instrument or agreement securing, evidencing or relating to the Obligations, exercise one or more of the following remedies with respect to any or all of the Collateral: (a) cause Debtor to, at Debtor's expense, promptly return such Collateral (or any portion thereof requested by Lender) to such location as Lender may from time to time reasonably designate, or Lender, at its option, may enter upon the premises where the Collateral (or any portion thereof requested by Lender) is located and take immediate possession of and remove the same by self-help (to the extent permitted by law), or summary proceedings or otherwise all without liability to Lender for or by reason of damage to property or such entry or taking possession; provided, however, that the Lender shall not remove any Collateral in the possession of the Lessee under the Lease so long as no default or event of default exists under the Lease; (b) sell any or all of the Collateral at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Collateral (or any portion thereof), all as Lender in its sole discretion may determine and all free and clear of any rights of Debtor; (c) remedy such default, including making repairs or modifications to any Collateral, for the account of and the expense of Debtor and Debtor agrees to reimburse Lender for all of Lender's reasonable costs and expenses; (d) apply any security deposit or other cash collateral or sale or remarketing proceeds of any Collateral at any time as it sees fit to reduce any amounts due to Lender (other than any payments or amounts held in the Account which are solely Maintenance Fees or Security Deposits which payments or amounts shall be disbursed pursuant to the terms of Sections 9.1(b), 9.1(c) and/or 10.13 of this Agreement); and (e) exercise any other right or remedy which may be available to it under applicable law and the UCC or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof. In addition to the foregoing, Debtor shall continue to be liable for all indemnities under this Agreement and the Note and for all legal fees and other costs and expenses resulting from any Event of Default or the exercise of Lender's remedies. Without limiting the generality of the foregoing, Lender shall (i) have the right upon any public sale or sales, and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby expressly released, and/or (ii) apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law (including Section 9-504(1)(c) of the UCC), need Lender account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral. Debtor agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Debtor at its address set forth in Section 10.2. hereof or delivered by overnight delivery service to the Debtor at such



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

address) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

        8.3 Costs of Collection. Debtor shall be liable for, and also agrees to pay, all costs, charges and expenses of Lender, including reasonable attorneys' fees and disbursements, incurred by or on behalf of Lender with respect to (i) any Event of Default, (ii) the collection of any of the Obligations, (iii) the



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

enforcement of any of its respective rights under this Agreement, at law or in equity or otherwise and/or (iv) the exercise of any of Lender's rights or remedies under this Agreement, at law or in equity or otherwise.

        8.4 Waivers. Without limiting the generality of any other terms of this Agreement, Debtor hereby waives presentment, demand, protest or any notice, except as expressly provided herein, (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

        SECTION 9. ACCOUNT

        9.1 Account.

        (a) All proceeds of checks, notes, cash and other proceeds of the Lease Receivables as well as all proceeds from the sale of the Engine, any securities (other than securities issued by Debtor) and any other Collateral and other cash receipts of every kind and nature (other than the proceeds of any other borrowing or amount expressly permitted by this Agreement) shall be collected into any account required by the Lender in its sole discretion (the "Account") commencing on the date of this Agreement and at all times hereafter pursuant to the terms of this Section 9.1. The Lender shall maintain the Account at all times until the Loan and any and all other Obligations of the Debtor due or owing to the Lender under this Agreement, the Note, the Collateral Assignment or any agreement, instrument or document evidencing any other Obligations have been paid in full. Simultaneously with the Debtor's execution of this Agreement, the Debtor shall direct the Lessee to make all payments under the Lease directly to the Lender and into the Account. The Debtor shall hold in trust for Lender and immediately remit to Lender by depositing the same into the Account all checks, notes, cash and other proceeds of the Lease Receivables as well as all proceeds from the sale of the Engine, any securities (other than securities issued by Debtor) and any other Collateral and other cash receipts of every kind and nature (other than the proceeds of other borrowing or amount expressly permitted by this Agreement). The Debtor agrees that all payments or amounts received in the Account will be the sole and exclusive property of Lender. The Lender shall, on the second (2nd) Business Day after which any payment or amount is received into the Account, and on a provisional basis until the final receipt of good funds, (i) credit and apply all payments or amounts held in the Account which are Monthly Rent to the applicable monthly principal and interest installment due under the Note and any other outstanding amounts due or payable under the Note and this Agreement, (ii) so long as no Lessee Event of Default exists under the Lease, hold all payments or amounts held in the Account which are solely Maintenance Fees and/or Security Deposits pursuant to the terms of this Section 9 and/or Section 10.13 of this Agreement, and (iii) so long as no Event of Default exists under this Agreement, the Note, the Collateral Assignment or any agreement, instrument or document evidencing any other Obligations, disburse the remaining amounts held in the Account (after application to the payments or amounts due or payable under the Note and this Agreement as provided in subclause (i) above) which are not Maintenance Fees or Security Deposits expressly due or payable under the Lease (or are not accrued interest on any Maintenance Fees or Security Deposits) to the Debtor by wire transfer to Wells Fargo Bank, San Francisco, CA 94163, ABA No. 121 000 248, Account No. 4518-101423 or to such other address or bank account requested by the Debtor pursuant to the notice provisions of Section
10.2 of this Agreement. Upon the occurrence of an Event of Default under this Agreement, the Note, the Collateral Assignment or any agreement, instrument or document evidencing any other Obligations, the Lender shall, on the second (2nd) Business Day after which any payment or amount is received into the Account (other than any payments or amounts held in the Account which are solely Maintenance Fees or Security Deposits which payments or amounts shall be disbursed pursuant to the terms of Sections 9.1(b), 9.1(c) and/or 10.13 hereof), and on a provisional basis until the final receipt of good funds, credit and apply all such payments or amounts (including, without limitation, any accrued interest on any amounts contained in the Account) first, to any amounts due or outstanding under the Note (including, without limitation, all principal, accrued interest or any prepayment premium or fee calculated as of the date of the Event of Default which premium or fee shall also be due and payable), second, the remainder of any such payments or amounts, if any (or in the event there are no amounts due or outstanding under the Note, all such payments or amounts shall be applied), to any other amounts due or payable under this Agreement, the Collateral Assignment, or any amounts due or outstanding under any agreement, instrument or document evidencing any other Obligations, and third, the remainder of any such payments or amounts, if any, to a cash collateral account under the sole dominion and control of Lender until such Event of Default is cured by Debtor pursuant to the applicable terms of this Agreement or any other applicable agreement or waived by Lender in its sole discretion. Any provisional credit hereunder is subject to reversal if the final collection of a payment is not received by the Lender within five (5) Business Days following the initial receipt of such payment and will thereafter be credited when such payment is actually received in good funds. The Debtor agrees that it shall promptly pay to the Lender $85.00 per month for the Lender's administration of the Account, together with, if any, all other reasonable fees charged, and all reasonable expenses incurred, by the Lender in connection with the administration of the Account. The Lender shall send the Debtor monthly invoices regarding the $85.00 monthly payment and any other reasonable fees or expenses charged or incurred in connection with the Lender's administration of the Account. Without in any way whatsoever limiting the generality of the terms of this Agreement, the Note, the Collateral Assignment or any other terms and conditions of any other agreement, instrument or document evidencing any other Obligations, Debtor hereby irrevocably appoints Lender its attorney-in-fact to endorse Debtor's name on any checks, notes, drafts or any other payments or instruments relating to such items (and/or any Collateral) which come into the Lender's possession or control pursuant to the Account and to take any other action of any kind whatsoever that the Lender deems necessary or desirable in its sole discretion regarding the same and/or the Account, including, without limitation, inserting missing dates on checks, notes, drafts or any other payments or instruments and/or rejecting and/or returning checks, notes, drafts or any other payments or instruments, without being liable in any way whatsoever for wrongful dishonor or any other thing or matter of any kind whatsoever. To the extent appropriate or permissible under the applicable law, such power is coupled with an interest and shall be irrevocable. In addition, such power shall terminate only upon the Debtor's payment and/or performance, as the case may be, in full of all of the indebtedness and/or obligations of any kind whatsoever owing or due to the Lender by the Debtor. Neither the Lender nor its counsel will be liable for any acts or omissions nor error of judgment or mistake of fact or law in connection with the exercise and/or enforcement of its rights under this Section 9. Nothing contained in this Agreement, the Collateral Assignment or any other agreement, instrument or document evidencing any other Obligations or otherwise or any acts or omissions of the Lender or its counsel shall be deemed, or construed, in any way whatsoever as the Lender being in control of the management and/or affairs of the Debtor (other than to exercise the rights granted to the Lender under this Agreement, the Collateral Assignment or any other agreement, instrument or document evidencing any other Obligations to, among other things, protect its interest in the Collateral). The Debtor further agrees that the terms of this
Section 9 are in addition to, and do not in any way whatsoever limit, the terms of this Agreement or any related cash management or lockbox agreements or documents executed and/or delivered in connection herewith. However, in the event of a conflict between the terms and provisions of this Section 9 and any related cash management or lockbox agreements or documents executed and/or delivered in connection herewith, the applicable terms and provisions of this
Section 9 shall control for all purposes. Notwithstanding anything to the contrary contained in this Section 9 or otherwise, all payments, funds or amounts received into the Account (including, without limitation, all Monthly Rent, Maintenance Fees and Security Deposits) may also be commingled with the Lender's other funds and no trust relationship of any kind whatsoever shall exist between the Lender and the Debtor as to any such payments, funds or amounts so deposited. No interest shall be payable with regard to any payments, funds or amounts deposited into the Account except as otherwise expressly provided in Section 9.1(b) hereof.

        (b) The amount of all existing Maintenance Fees and Security Deposits only held in the Account shall bear interest at a variable rate equal to the Libor Rate for each Interest Period.

Any interest accrued on the Maintenance Fees and/or the Security Deposits pursuant to the immediately preceding sentence for any Interest Period shall be credited into the Account on the first day of each calendar month immediately following said Interest Period or on the first Business Day of such calendar month (said first day or first Business Day of each calendar month hereinafter the "Interest Credit Day") so long as any such Maintenance Fees and/or Security Deposits are required to be maintained in the Account pursuant to the terms of this Section 9. The Maintenance Fees and/or the Security Deposits (including, without limitation, any accrued interest thereon), shall not be released and/or disbursed to the Debtor (or any other party) until any and all obligations outstanding under the Note, the Collateral Assignment and this Agreement (other than any obligations relating solely to any other agreement, instrument or document between the Debtor and the Lender) have been fully paid and/or performed, as the case may be, except as otherwise expressly provided in Section 9.1(c) hereof, provided, however, that upon the occurrence of any Event of Default under this Agreement, the Note, the Collateral Assignment or any agreement, instrument or document evidencing any other Obligations, the Maintenance Fees and the Security Deposits (including, without limitation, any accrued interest thereon), shall not be released and/or disbursed to the Debtor until any and all Obligations outstanding by the Debtor under this Agreement, the Note, the Collateral Assignment or any other agreement, instrument or document between the Debtor and the Lender have been fully paid and/or performed, as the case may be, except as otherwise expressly provided in Section 9.1(c) hereof; provided further, however, that nothing contained in the foregoing proviso shall be deemed to limit, impair or adversely affect in any way whatsoever the Lender's rights under this Agreement, the Collateral Assignment or any other agreements, documents or instruments to set off, debit or apply any Maintenance Fees, Security Deposits or any other amounts as provided in Section 9.1(c) or Section 10.13 of this Agreement or any other applicable section of this Agreement.

        (c) So long as no Lessee Event of Default exists under the Lease, upon three (3) Business Days prior written notice by the Debtor to the Lender for the release of any Maintenance Fees which are being held in the Account, and receipt by the Lender from the Debtor of such documents (including, without limitation, such documents required to be supplied by the Lessee under the Lease or the General Terms Agreement relating to any such amounts) as the Lender shall reasonably request to document the Lessee's right to such Maintenance Fees, the Lender shall disburse directly to the Lessee (or the applicable vendor, supplier or maintenance company performing the applicable maintenance work or to the Debtor if the Debtor has already paid for any such maintenance work) on behalf of the Debtor the amount of any Maintenance Fees which the Lender expressly agrees shall be released from the Account (which approval or agreement shall be in the reasonable determination of the Lender). Upon and after the occurrence of a Lessee Event of Default under the Lease (but without limiting any rights of the Lender to debit, apply or set off any amounts in the Account which are not Maintenance Fees or Security Deposits, including, without limitation, all Monthly Rent and accrued interest in the Account), the Lender shall have the absolute right to immediately debit the Account for any Maintenance Fees and Security Deposits (and the amounts in the Account relating to Maintenance Fees and Security Deposits shall be immediately released accordingly), and apply the proceeds thereof first, to any amounts due or outstanding under the Note (including, without limitation, all principal, accrued interest or any prepayment premium or fee calculated as of the date of the Event of Default which premium or fee shall also be due and payable), second, the remainder of any such amounts, if any, to any other amounts due or payable under this Agreement, the Collateral Assignment, or any amounts due or outstanding under any agreement, instrument or document evidencing any other Obligations, and third, the remainder of any such amounts, if any, to a cash collateral account under the sole dominion and control of Lender until such Event of Default is cured by Debtor pursuant to the applicable terms of this Agreement or any other applicable agreement or waived by Lender in its sole discretion; provided, however, that in the event the Debtor exercises its right to cure one (1) Lessee Payment Default and pays the Lender the applicable Lessee Cure Payment pursuant to the terms of the last paragraph of Section 7 of this Agreement, upon the receipt by the Lender of the Debtor's payment of the applicable Lessee Cure Payment (in immediately available funds), the Lender shall credit any amounts into the Account which the Lender has set off or debited against Maintenance Fees or Security Deposits only with a corresponding amount from the Debtor's payment of the Lessee Cure Payment, and effective as of any such credit such amounts shall be deemed Maintenance Fees and/or Security Deposits, as the case may be, and, if applicable, the Lender shall also credit or apply any remaining amounts of such payment as provided in Section 9.1(a),
Section 9.1(b) or Section 10.13 of this Agreement or any other applicable section of this Agreement.

        SECTION 10. MISCELLANEOUS.

        10.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. After the occurrence of any Event of Default, the acceptance by Lender of any installment of principal and interest or of any other sum owing hereunder or under the Note shall not constitute a waiver of such Event of Default, regardless of Lender's knowledge or lack of knowledge thereof at the time of acceptance of any such payment, and shall not constitute a reinstatement of this Agreement and/or the Note if Lender has sent Debtor a notice of default, unless Lender shall have agreed in writing to reinstate this Agreement and/or the Note and waive the Event of Default. To the extent permitted by law, Debtor waives any rights now or hereafter conferred by statute or otherwise which limit or modify any of Lender's rights or remedies under this Agreement and/or the Note.

        10.2 Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given or made when received by overnight delivery service to the address indicated below or when deposited in the United States mail, return receipt requested first class postage prepaid, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto:

               DEBTOR:       T-12 Inc.
                             180 Harbor Drive, Suite200
                             Sausalito, California 94965
                             Attention:  General Counsel

               LENDER:       Fleet Capital Corporation
                             50 Kennedy Plaza
                             Fifth Floor
                             Providence, Rhode Island 02903
                             Attention: Customer Service

        10.3 Payment of Expenses and Taxes; Performance by Lender of Debtor's Obligations.

        (a) Without limiting the generality of any other terms of this Agreement, Debtor agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay (i) all reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, and other documents relating hereto, including, without limitation, the fees and disbursements of counsel to Lender; (ii) all fees and taxes in connection with the recording of this Agreement or any other document or instrument required hereby; and (iii) all costs and expenses of Lender in connection with the enforcement of this Agreement and the Note, including all legal fees and disbursements arising in connection therewith. Debtor also agrees to pay, and to indemnify and save Lender harmless from any delay in paying, all taxes, including without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the Note or any modification thereof.

        (b) Debtor hereby further agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to assume liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless Lender and its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors, and assigns (sometimes hereafter collectively, the "Indemnified Parties"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (the foregoing being collectively referred to as the "Indemnified Liabilities") which may be imposed on, incurred by or asserted against any Indemnified Parties, whether or not any such Indemnified Parties shall also be indemnified as to any such Indemnified Liabilities by any other Person, in any way relating to or arising out of this Agreement or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Engine or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Indemnified Liabilities for patent, trademark or copyright infringement, provided, however, that Debtor shall have no obligations thereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of Lender.

        (c) If Debtor fails to perform or comply with any of its agreements contained herein and Lender shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance of compliance, together with interest thereon at the rate provided for in the Note shall be payable by Debtor to Lender on demand and until such payment shall constitute Obligations secured hereby.

        10.4 Entire Agreement. This Agreement, together with the Note, the Collateral Assignment and any other documents and instruments executed or delivered in connection therewith, as applicable, constitutes the entire agreement between the parties hereto, and supersedes all prior or contemporaneous agreements, communications and understandings, both written or oral, including, without limitation, any other prior or contemporaneous letters, term sheets or proposal letters from the Debtor and/or the Guarantor to the Lender or from the Lender to the Debtor and/or the Guarantor, as the case may be, with respect to the subject matter of this Agreement. This section shall not be construed to apply to any other existing financing arrangements between the Lender and the Debtor and/or the Guarantor, as the case may be, if any, which are not the subject of this Agreement.

        10.5 Survival of Representations and Warranties. All representations and warranties made in this Agreement and any certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder, and the agreements contained in Section 10.3 hereof shall survive payment of the Note.

        10.6 Amendments. Neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

        10.7 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        10.8 Headings. The headings of the Sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to effect the meaning or construction of any of the provisions hereof.

        10.9 Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective heirs, executors, administrators, successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender.

        10.10 Authorization. Lender, its agents, representatives and employees are hereby irrevocably and unconditionally authorized to amend and/or otherwise fill in any and all blank spaces contained herein or in the Schedules or other documents executed by the Debtor relative to the transactions set forth herein.

        10.11 Governing Law; Construction. This Agreement and the Note shall be governed by, and construed and interpreted in accordance with the substantive laws, but not the choice of law rules, of the State of Rhode Island. This Agreement shall be delivered for closing purposes in the Lender's Rhode Island Office at 50 Kennedy Plaza, Providence, Rhode Island. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

        10.12 Additional Waivers. Without limiting the generality of any other terms of this Agreement, and to the extent permitted by law, the Debtor hereby expressly waives presentment, demand, dishonor, protest, diligence in collection, notice of protest, notice of non-payment, notice of acceptance, notice of maturity, notice of default, notice of demand, notice of dishonor, and notice of any renewals, extensions or modifications of this Agreement, the Note or any Obligations or in connection with any Collateral, and any other notice or action otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Agreement, the Note or any Obligations, and expressly agrees that this Agreement, the Note or any Obligations, or any payment hereunder or thereunder, may be extended, modified or subordinated (by forbearance or otherwise), or the terms hereof or thereof, as the case may be, may be modified or amended with the Debtor, from time to time, without in any way affecting in any way the obligations or the liability of the Debtor or any endorser or guarantor of Debtor or otherwise. The Debtor hereby further consents and agrees that the Lender or any other party may release or surrender, exchange or substitute any property or other collateral security of any kind whatsoever (or any portion thereof) now held or which may hereafter be held as security for this Agreement, the payment of the Note and/or any Obligations, or may add any property as security, or may release any party liable hereunder or under any applicable loan documents or otherwise, all without releasing in any way the obligations or the liability of the Debtor or any endorser or guarantor of Debtor or otherwise. The Debtor hereby further expressly waives any right to require the Lender or any other party to marshal any property or other collateral security of any kind whatsoever (or any portion thereof) now held or which may hereafter be held as security for this Agreement, the payment of the Note and/or any Obligations or otherwise to compel the Lender or any other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

        10.13 Right of Set Off. Upon the occurrence of an Event of Default under this Agreement, the Lender is hereby authorized at any time and from time to time without notice to the Debtor or any other party (any such notice being expressly waived by the Debtor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) of any kind whatsoever at any time held, including, without limitation, any amounts or proceeds (including, without limitation, any accrued interest) contained in the Account (other than any Maintenance Fees or Security Deposits as expressly provided below), and other indebtedness at any time owing by the Lender to or for the credit or the account of the Debtor against any and all of the obligations of the Debtor now or hereafter existing under this Agreement, the Note, the Collateral Assignment or any agreement, document or instrument evidencing any other Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note, the Collateral Assignment or any agreement, document or instrument evidencing any other Obligations, and although such obligations may be unmatured; provided, however, that the Lender shall not be authorized to set off any amounts in the Account which are solely Maintenance Fees and/or Security Deposits without notice to the Debtor or any other party until after the occurrence a Lessee Event of Default under the Lease, and upon the occurrence of any such Lessee Event of Default, the Lender shall have the right to set off and apply any and all Maintenance Fees and/or Security Deposits without notice to the Debtor as provided in this
Section 10.13; provided further, however, that in the event the Debtor exercises its right to cure one (1) Lessee Payment Default and pays the Lender the Lessee Cure Payment pursuant to the terms of the last paragraph of Section 7 of this Agreement, upon the receipt by the Lender of the Debtor's payment of the applicable Lessee Cure Payment (in immediately available funds), the Lender shall credit any amounts into the Account which the Lender has set off or debited against Maintenance Fees or Security Deposits only with a corresponding amount from the Debtor's payment of the Lessee Cure Payment, and effective as of any such credit such amounts shall be deemed Maintenance Fees and/or Security Deposits, as the case may be, and, if applicable, the Lender shall also credit or apply any remaining amounts of such payment as provided in this Section 10.13 or in Section 9.1(a) or Section 9.1(b) of this Agreement or any other applicable section of this Agreement. The Lender agrees promptly to notify the Debtor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 10.13 are in addition to any other rights and remedies of any kind whatsoever (including, without limitation, other rights of setoff) which the Lender may have.

        10.14 Primary Obligations. Notwithstanding anything to the contrary contained herein or otherwise, the Debtor shall be, and remain, primarily and fully liable and obligated for any and all Obligations and the performance of all terms and conditions hereunder notwithstanding the Lease and the Lessee's obligations thereunder.

        10.15 Assignment By Lender. Lender, may at any time, without notice to Debtor, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Agreement, the Note, the Collateral Assignment, the Guaranty, the Pledge Agreement, the Pledged Stock, the Stock Powers, the Obligations, or the Engine or any payments or other sums due or to become due hereunder or under the Note, this Agreement, the Guaranty or any other documents or agreements or under the Obligations and Debtor shall perform all of its obligations under this Agreement, the Note and the Obligations for the benefit of such assignee, lender, creditor, mortgagee, transferee or Person of Lender except that the interest of any such assignee, lender, creditor, mortgagee, transferee or Person of Lender shall be subject to Debtor's rights of use and possession, so long as no Default or Event of Default has occurred and is continuing hereunder; provided, however, that any transfer, sale or assignment of all or any part of the Lender's interest in this Agreement, the Note, the Collateral Assignment, the Guaranty, the Pledge Agreement, the Pledged Stock, the Stock Powers, the Obligations, or the Engine or any payments or other sums due or to become due hereunder or under the Note, this Agreement, the Guaranty or any other documents or agreements or under the Obligations to any Competitor of the Debtor or the Guarantor or to any Designated Lender of a Competitor of the Debtor or the Guarantor shall be subject to the prior written consent of the Debtor and the Guarantor, which consent by the Debtor and the Guarantor shall not be unreasonably withheld or conditioned and shall be given or denied by the Debtor and the Guarantor within ten (10) Business Days after receipt by the Debtor and the Guarantor of any request by the Lender for such consent, and in the event that the Debtor or the Guarantor do not object in writing to any such request by the Lender within in such ten (10) Business Day period any such failure to so object shall be deemed (without any further action of any kind whatsoever) an absolute waiver of the Debtor's and the Guarantor's rights to object to any such assignment, sale or transfer; provided further, however, that no consent of any kind of the Debtor or the Guarantor shall be required for any merger or consolidation between the Lender or any parent, affiliate or subsidiary of the Lender and any Competitor of the Debtor or the Guarantor or any Designated Lender of a Competitor of the Debtor or the Guarantor (or any parent, affiliate or subsidiary of any such Competitor or Designated Lender). Debtor agrees that the rights hereunder of any such assignee, lender, creditor, mortgagee, transferee or Person of Lender shall not be subject to any defense, setoff, recoupment, abatement, reduction, claim or counterclaim (collectively the "Defenses") that Debtor has or may at any time have against Lender and/or its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors, and assigns for any reason whatsoever; and Debtor hereby waives any right to assert at any time any of the foregoing Defenses against any such assignee, lender, creditor, mortgagee, transferee or Person of Lender. Debtor further agrees, if so directed in writing, to, among other things, pay all sums due or to become due hereunder or under the Note and/or the Obligations directly to the assignee, lender, creditor, mortgagee, transferee or Person of Lender or any other party designated in writing by Lender or any such assignee, lender, creditor, mortgagee, transferee or Person of Lender. Upon the written request of Lender or any assignee, lender, creditor, mortgagee, transferee or Person of Lender, Debtor also agrees (i) to promptly execute and deliver to Lender or to such assignee, lender, creditor, mortgagee, transferee or Person of Lender an acknowledgment of assignment in form and substance satisfactory to



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

the requesting party which, among other things, reaffirms the basic terms and conditions of this Agreement, the Note and/or the Obligations, and (ii) to comply with the reasonable demands of any such assignee, lender, creditor, mortgagee, transferee or Person of Lender in order to perfect any such assignment or transfer, at Lender's sole expense.

        10.16 Jurisdiction. Debtor hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of Rhode Island or the United States Courts for the District of Rhode Island, as Lender may elect or in any other state or Federal Court as Lender shall deem appropriate, and by execution and delivery of this Agreement, Debtor hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Debtor irrevocably consents to service of any summons and/or legal process by registered or certified United States air mail, postage prepaid, to Debtor at the address set forth in Section 10.2 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law or limit the right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction. Debtor further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

        10.17 Jury Waiver. THE DEBTOR HEREBY KNOWINGLY AND FREELY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING RELATING TO, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE OBLIGATIONS OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH.



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

                      [This space intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered personally or by their proper and duly authorized officers as of the day and year first above written.

                                            FLEET CAPITAL CORPORATION

                                            By: _________________________

                                            Title:_______________________

                                            T-12 INC.

                                            By:___________________________

                                            Title:________________________


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

                 Exhibit B To Engine Loan and Security Agreement

                                    SCHEDULE

        This Schedule is executed and delivered by T-12 Inc. ("Debtor") pursuant to the terms of a Engine Loan and Security Agreement ("Agreement") dated as of September 8, 1997 between Debtor and Fleet Capital Corporation ("Lender). Terms defined in the Agreement shall have the respective meanings given to them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

        1. Debtor hereby confirms that the proceeds of the Loan made this date shall be used to refinance the acquisition of the property (collectively the "Engine") described below:

        that certain one (1) Pratt & Whitney aircraft engine, Model JT8D-219 bearing manufacturer's serial number 718229 but without a fuel heat manifold (which engine has 750 or more rated takeoff horsepower or the equivalent of such horsepower) wherever located and whether or not such aircraft engine shall be installed in or attached to any airframe, together with one (1) Engine Stand bearing serial number GA01 wherever located and whether or not such engine stand shall be installed in or attached to any airframe, and any and all additions, accessions, accessories, alterations, modifications, parts, repairs and attachments to the Engine or the Engine Stand now existing or hereafter arising or now owned or hereafter acquired and now existing or hereafter arising or now owned or hereafter acquired all replacements and substitutions for the Engine or the Engine Stand or any parts or other items or equipment related thereto so long as such parts or other items or equipment remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Engine or the Engine Stand.

        2. Debtor hereby represents and warrants that the above described Engine has been delivered to it, duly assembled and in good working order and is under lease to Delta Airlines, Inc. pursuant to the Lease.

        3. Debtor hereby affirms that the representations and warranties set forth in Section 4 of the Agreement are true and correct as of the date hereof.

        4. Debtor hereby affirms that Lender has made a Loan to it for the refinancing of the acquisition of the above described



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

Engine, which Loan is evidenced by a Note, in the principal amount of U.S. $2,025,000.00 dated September 8, 1997.

        5. Debtor hereby affirms that Lender has a first and only perfected priority security interest in the Engine described above and as set forth in
Section 6.1 of the Agreement.

        6. Debtor hereby represents and warrants that the invoiced purchase price paid by the Debtor for the above described Engine was $_________________.

                                               DEBTOR:

                                               T-12 Inc.

                                               By:___________________________

                                               Title:________________________

                 Exhibit C to Engine Loan and Security Agreement

                         Replacement Value of the Engine

                                  $2,085,750.00

                 Exhibit D to Engine Loan and Security Agreement

September __, 1997

Fleet Capital Corporation
50 Kennedy Plaza
Fifth Floor
Providence, Rhode Island 02903

        Re: Engine Loan and Security Agreement

Gentlemen:

        We have acted as general counsel for T-12 Inc., a California corporation ("Debtor"), and Willis Lease Finance Corporation, a California Corporation ("Guarantor") in connection with the execution of the Engine Loan and Security Agreement of even date (the "Agreement"), between Debtor and Fleet Capital Corporation ("Lender") and the related transactions contemplated thereby. Terms not otherwise defined herein shall have the defined meanings set forth in the Agreement.

        We are familiar with the Debtor and the Guarantor, their respective affairs, and their respective charter, by-laws, and corporate records. We have examined originals or copies, certified or otherwise identified to our satisfaction, or such records, instruments, decisions, certificates, and documents, have made such inquiries as to questions of fact of officers and representatives of Debtor and the Guarantor and have made such examinations of laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as are necessary and appropriate for purposes of giving the opinions hereinafter expressed.

        Based upon the foregoing, it is our opinion:

        1. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the necessary authority and power to own the Engine and its other assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification.

        2.     Debtor is a citizen of the United States within the


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

               meaning of Subtitle VII of Title 49 of the United States Code, as amended and recodified.

        3. Debtor has full power, authority and legal right to execute and deliver the Agreement, the Note, the Collateral Assignment and all other instruments to be executed and delivered pursuant to the Agreement, to perform its obligations thereunder, to borrow thereunder and to grant the security interest created by the Agreement and the Collateral Assignment.

        4. No consent of any other party (including any partners, stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Debtor of the Agreement, the Note, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement, or the validity or enforceability of the Agreement, the Note, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement, except recordation of the Agreement with the FAA, which shall have been duly effected as of the Closing Date.

        5. The execution, delivery and performance by Debtor of each of the Agreement, the Note, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement does not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Debtor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Debtor other than the security interest intended to be created by the Agreement and the Collateral Assignment.

        6. The Agreement, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement have been duly authorized, executed and delivered by Debtor and constitutes legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms. The Note and the Schedule have been duly authorized, executed and delivered by Debtor and constitutes legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms.

        7. To the best of Debtor's actual knowledge, there is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Debtor) pending or threatened against or affecting Debtor or any of its assets (a) which involves the Engine or any of the transactions contemplated by the Agreement, the Note, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement; or (b) which, if adversely determined, could have an adverse effect upon the transactions contemplated by the Agreement, the Note, the Collateral Assignment and any other instruments to be executed and delivered pursuant to the Agreement or a material adverse effect on the business, operations or financial condition of Debtor.

        8. On the Closing Date Debtor shall have good and marketable title to the Engine subject to no Liens except the security interest in favor of Lender and the interest of the Lessee in the Engine pursuant to the Lease.

        9. On the Closing Date Lender shall have a legal, valid and continuing first and only priority security interest in the Collateral, free and clear of all other Liens except for the interest of the Lessee in the Engine pursuant to the Lease, and all filings, recordings or other actions necessary or desirable in order to establish, protect and perfect such security interest in favor of Lender as a perfected first and only priority security interest in the Collateral will have been duly effected, and all taxes, fees and other charges in connection therewith shall have been duly paid.

        10. Debtor is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Debtor is a party or which purports to be


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

               binding upon Debtor or upon any of its assets, except for any such default, event or condition which, individually or in the aggregate, would not affect Debtor's ability to perform its obligations under the Agreement or any such mortgage, indenture, contract, agreement, judgment or other undertaking.

        11. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the necessary authority and power to own and operate its assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction where its failure to do so would adversely affect its business, operations or financial condition or its ability to perform under the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto and to perform its obligations thereunder.

        12. Guarantor has full power, authority and legal right to execute and deliver the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto and to perform its obligations thereunder.

        13. No consent of any other party (including any partners, stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Guarantor of the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto, or the validity or enforceability of the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto.

        14. The execution, delivery and performance by Guarantor of each of the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto does not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or


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

               by-laws of Guarantor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Guarantor is a party or which purports to be binding upon Guarantor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Guarantor other than the security interest intended to be created by the Pledge Agreement.

        15. The Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto have been duly authorized, executed and delivered by Guarantor and constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms.

        16. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Guarantor) pending or threatened against or affecting Guarantor or any of its assets (a) which involves the Collateral or the Pledge Stock or any of the transactions contemplated by the Agreement, the Guaranty, the Pledge Agreement, the Stock Powers and all other instruments to be executed and delivered pursuant thereto; or (b) which, if adversely determined, could have an adverse effect upon the transactions contemplated by the Agreement or a material adverse effect on the business, operations or financial condition of Guarantor.

        17. On the Closing Date Guarantor shall have good and marketable title to the Pledged Stock subject to no Liens except the security interest created by the Pledge Agreement in favor of Lender.

        18. On the Closing Date Lender shall have a legal, valid and continuing first and only priority security interest in the Pledged Stock, free and clear of all other Liens, and all filings, recordings or other actions necessary or desirable in order to establish, protect and perfect such security interest in favor of Lender as a perfected first and only priority security interest in the Pledged Stock will have been duly effected, and all taxes, fees and other charges in connection therewith shall have been duly paid.

        19. Guarantor is not in default, and no event or condition exists which after the giving of notice


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

               or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Guarantor is a party or which purports to be binding upon Guarantor or upon any of its assets, except for any such default, event or condition which, individually or in the aggregate, would have no material adverse affect on the Guarantor's ability to perform its obligations under the Guaranty, the Pledge Agreement, the Stock Powers or all other instruments to be executed and delivered pursuant thereto and to perform its obligations thereunder

                                              Very truly yours,

                                              ----------------------------------

                 Exhibit E to Engine Loan and Security Agreement

                              Description of Lease

        Aircraft Engine Lease Agreement dated as of May 24, 1997 between Willis Lease Finance Corporation, as lessor, and Delta Air Lines, Inc., as lessee, which was recorded by the Federal Aviation Administration on June 25, 1997 and assigned Conveyance No. FF22263.

                 Exhibit F to Engine Loan and Security Agreement

                        Designated Lender of a Competitor


1.      Bank of Tokyo and its affiliates

2.      General Electric Company and its affiliates

3.      United Technologies and its affiliates.